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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           UNIVERSAL ELECTRONICS INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

Universal Electronics Logo

April 30, 1999

Dear Stockholder:

You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Universal Electronics Inc. to be held on Tuesday, June 8, 1999 at 9:00 a.m., Los Angeles local time, at The Courtyard by Marriott, 5865 Katella Avenue, Cypress, California 90630. We urge you to be present in person or represented by proxy at this Meeting of Stockholders.

You will be asked to consider and vote upon the election of certain members of the Company's Board of Directors, the ratification and approval of the Company's 1999 Stock Incentive Plan and the ratification of the Board of Directors' engagement of the Company's independent auditors for the year ending December 31, 1999. Details of these proposals and a description of the general business, directors and management of Universal Electronics are set forth in the accompanying Proxy Statement. The Board of Directors unanimously recommends that stockholders vote to approve all of the proposals.

Whether or not you plan to attend the Annual Meeting in person, it is important that your shares are represented. Therefore, please promptly complete, sign, date, and return the enclosed proxy card in the accompanying envelope, which requires no postage if mailed in the United States. You are, of course, welcome to attend the Annual Meeting and vote in person even if you previously returned your proxy card.

On behalf of the Board of Directors and management of Universal Electronics Inc., we would like to thank you for all of your support.

Sincerely yours,
/s/ Camille Jayne
Camille Jayne
Chairman and Chief Executive Officer

                           UNIVERSAL ELECTRONICS INC.

                            Corporate Headquarters:
                               6101 Gateway Drive
                           Cypress, California 90630

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, JUNE 8, 1999

     The 1999 Annual Meeting of Stockholders of Universal Electronics Inc., a Delaware corporation ("Universal" or the "Company"), will be held on Tuesday, June 8, 1999 at 9:00 a.m., Los Angeles, California local time, at The Courtyard by Marriott, 5865 Katella Avenue, Cypress, California 90630. Doors to the meeting will be open at 8:00 a.m.

     The meeting will be conducted:

     1. To consider and to vote upon the following proposals (collectively, the "Proposals"), each of which is described in more detail in the accompanying Proxy Statement:

           (i) Proposal One: The election of Paul D. Arling and Camille Jayne as Class I directors and of J. C. Sparkman as a Class II director, each to serve on the Board of Directors until the next Annual Meeting of Stockholders to be held in 2000 or until election and qualification of their successors;

           (ii) Proposal Two: Ratification and approval of the Universal Electronics Inc. 1999 Stock Incentive Plan; and

          (iii) Proposal Three: Ratification of the appointment of PricewaterhouseCoopers LLP, a firm of independent accountants, as the Company's auditors for the year ending December 31, 1999.

     2. To consider and act upon such other matters as may properly come before the meeting or any and all postponements or adjournments thereof.

     Only stockholders of record at the close of business on April 15, 1999 will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

                                            /s/ Richard A. Firehammer, Jr.
                                            Richard A. Firehammer, Jr.
                                            Senior Vice President, General
                                            Counsel and Secretary

April 30, 1999

        EACH STOCKHOLDER IS REQUESTED TO EXECUTE AND PROMPTLY RETURN THE
             ENCLOSED PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE.

                           UNIVERSAL ELECTRONICS INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                      To be held on Tuesday, June 8, 1999
                       Mailed On or About April 30, 1999

                                  INTRODUCTION

     This Proxy Statement (the "Proxy Statement") is being furnished to stockholders of Universal Electronics Inc., a Delaware corporation ("Universal" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board" or the "Board of Directors") from holders of record of the Company's outstanding shares of common stock, par value $.01 per share (the "Company Common Stock"), as of the close of business on April 15, 1999 (the "Annual Meeting Record Date") for use at the 1999 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Tuesday, June 8, 1999, at 9:00 a.m. (Los Angeles, California local time) at The Courtyard by Marriott, 5865 Katella Avenue, Cypress, California 90630 and at any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about April 30, 1999. The world headquarters and principal executive offices of the Company are located at 6101 Gateway Drive, Cypress, California 90630.

                      VOTING RIGHTS AND PROXY INFORMATION

     Only holders of record of shares of Company Common Stock as of the close of business on the Annual Meeting Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Such holders of shares of Company Common Stock are entitled to one vote per share on any matter which may properly come before the Annual Meeting. The presence, either in person or by properly executed and delivered proxy, of the holders of a majority of the then outstanding shares of Company Common Stock is necessary to constitute a quorum at the Annual Meeting and to permit action to be taken by the stockholders at such meeting. Under Delaware law, shares of Company Common Stock represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

     The affirmative vote of a plurality of shares of Company Common Stock present in person or represented by proxy at the Annual Meeting is required to elect the directors nominated pursuant to Proposal One. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote, or otherwise) as to Proposal One will have no impact on the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

     Unless otherwise provided by law or the Company's Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the shares of Company Common Stock present in person or represented by proxy at the Annual Meeting is required to approve all other questions and matters properly brought before the Annual Meeting, including, without limitation, Proposals Two and Three. Abstentions as to all such questions and matters, including Proposals Two and Three, will have the same effect as votes against such proposals. Broker non-votes, however, will be treated as not voted for purposes of determining approval of such questions and matters and will not be counted as votes for or against such questions and matters.

     As of April 15, 1999, there were 6,537,995 shares of Company Common Stock outstanding and entitled to vote at the Annual Meeting. The directors and executive officers of the Company intend to vote the shares of Company Common Stock held by them in accordance with the recommendations of the Board with respect to the Proposals.

     All shares of Company Common Stock that are represented at the Annual Meeting by properly executed and delivered proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated for the Proposals, such proxies will be voted in accordance with the recommendations of the Board as set forth herein with respect to such Proposals.

     In the event that a quorum is not present at the time the Annual Meeting is convened or if for any other reason, the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn the Annual Meeting with or without a vote of the stockholders. If the Company proposes to adjourn the Annual Meeting by a vote of the stockholders, the persons named in the enclosed form of proxy will vote all shares of Company Common Stock for which they have voting authority in favor of such adjournment.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with Firstar Bank N.A., in its capacity as transfer agent for the Company (the "Transfer Agent"), at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of Company Common Stock and delivering it to the Transfer Agent at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to Firstar Bank, N.A., Corporate Trust, 1555 North Rivercenter Drive, Suite 301, Milwaukee, Wisconsin, 53212.

                        OWNERSHIP OF COMPANY SECURITIES

     The Company Common Stock is the only outstanding class of equity security of the Company.

     Ownership as of April 15, 1999 of the Company Common Stock by directors, nominees, each executive officer named in the Executive Compensation tables below, as well as by all directors and executive officers of the Company as a group, and to the Company's knowledge, beneficial holders of more than five percent of the Company Common Stock, is as follows:

                                                         SHARES OF
                                                        COMMON STOCK
                                                     BENEFICIALLY OWNED         % OF SHARES
                                                      AS OF APRIL 15,        OUTSTANDING AS OF
               NAME AND ADDRESS(1)                        1999(2)            APRIL 15, 1999(2)
               -------------------                  --------------------    --------------------
DIRECTORS AND NOMINEES
  Paul D. Arling(3)...............................         61,400(4)                   *
  Peter L. Gartman................................          8,453                      *
  Bruce A. Henderson..............................          8,200                      *
  Camille Jayne(5)................................         52,250(6)                   *
  F. Rush McKnight................................          4,643(7)                   *
  William C. Mulligan.............................          9,103(8)                   *
  J. C. Sparkman(9)...............................         33,964                      *
NON-DIRECTOR EXECUTIVE OFFICERS
  John S. Ames....................................         10,750(10)                  *
  Jerry L. Bardin.................................             --                   0.00
  Paul J. M. Bennett..............................         22,500(11)                  *
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP
  (11 PERSONS)....................................        213,763(12)               3.27
FORMER DIRECTORS AND/OR EXECUTIVE OFFICERS
  Richard A. Firehammer, Jr.(13)..................         17,000(14)                  *
  David M. Gabrielsen(15).........................         72,000(16)               1.10
  Joseph E. Miketo(17)............................             --                   0.00
OTHER BENEFICIAL OWNERS OF MORE THAN 5% OF THE
  OUTSTANDING COMPANY STOCK
  Geoffrey Nixon and MCM Associates, Ltd.(18).....        680,000                  10.40
  Kennedy Capital Management(19)..................        346,000                   5.29

---------------

 *  Less than one percent.

(1) Except as otherwise indicated, the address for all persons shown on this table is c/o the Company, 6101 Gateway Drive, Cypress, California 90630. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, to the knowledge of the Company, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by that stockholder.

(2) The figures hereunder include those shares that the person has the right to acquire beneficial ownership of within sixty (60) days, as required by Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934.

(3) Mr. Arling's employment with the Company was terminated on August 31, 1998 as part of the Company's discontinuation of its North American retail line of business. The Company rehired Mr. Arling in September 1998. Throughout this time, Mr. Arling remained on the Company's Board of Directors.

(4) Includes 60,000 shares subject to currently exercisable options. Also includes 500 shares held by Mr. Arling's wife as to which Mr. Arling disclaims beneficial ownership.

(5) Ms. Jayne became the Company's Chief Executive Officer on August 4, 1998 and the Company's Chairman of the Board in December 1998.

 (6) Includes 43,750 shares subject to currently exercisable options.

 (7) Includes 2,500 shares held by Mr. McKnight's wife as to which Mr. McKnight disclaims beneficial ownership.

 (8) Includes 5,000 shares subject to currently exercisable options.

 (9) Mr. Sparkman was appointed as a director of the Company on November 9, 1998 to fill one of the vacancies that occurred in early 1998 and is a nominee for Class II Director.

(10) Includes 10,750 shares subject to currently exercisable options.

(11) Includes 22,500 shares subject to currently exercisable options.

(12) Includes 144,500 shares subject to currently exercisable options. Also includes 500 shares held by Mr. Arling's wife as to which Mr. Arling disclaims beneficial ownership and 2,500 shares held by Mr. McKnight's wife as to which Mr. McKnight disclaims beneficial ownership.

(13) Mr. Firehammer's employment with the Company was terminated on August 31, 1998 as part of the Company's discontinuation of its North American retail line of business. The Company rehired Mr. Firehammer in February 1999. Mr. Firehammer is listed here pursuant to Item 402(a)(3)(iii) of Regulation S-K.

(14) Includes 10,000 shares subject to currently exercisable options.

(15) Mr. Gabrielsen resigned as the Company's Chief Executive Officer on August 4, 1998. On November 3, 1998, he resigned from the Board of Directors of the Company. Mr. Gabrielsen is listed here pursuant to Item 402(a)(3)(i) of Regulation S-K. Mr. Gabrielsen's address is 8155 Belle Vernon Street, Novelty, Ohio 44072.

(16) Includes 44,500 shares subject to currently exercisable options.

(17) Mr. Miketo's employment with the Company was terminated on May 29, 1998 as part of the Company's discontinuation of its North American retail line of business. Mr. Miketo is listed here pursuant to Item 402(a)(3)(iii) of Regulation S-K. Mr. Miketo's address is 18910 Station Road, Columbia Station, Ohio 44110.

(18) As reported on Schedule 13G as filed with the Securities and Exchange Commission by Geoffrey Nixon, whose principal business address is 11 West 42nd Street, 19th Floor, New York, New York 10036 ("Nixon"); Mission Partners, L.P., whose principal business address is 11 West 42nd Street, 19th Floor, New York, New York 10036 ("Mission"); Liberty Nominees Limited, whose principal business address is P.O. Box 10-246, Wellington, New Zealand ("Liberty"); Horizon Offshore, Ltd., whose principal business address is c/o International Management Services, Limited, Harbour Centre, North Church Street, P.O. Box 616, George Town, Grand Cayman, Cayman Islands, B.W.I. ("Horizon"); M Partners L.P., whose principal business address is 42 Pleasant Street, Watertown, Massachusetts 02172 ("M Partners"); and Mayfair Capital Fund, L.P., whose principal business address is 11 West 42nd Street, 19th Floor, New York, New York 10036 ("Mayfair") reporting ownership as of February 9, 1999. Each of Nixon, Mission, Liberty, Horizon, M Partners, and Mayfair is the beneficial owner of approximately 0.11%, 4.16%, 0.85%, 0.86%, 0.39%, and 4.03%, respectively, of Company Common Stock. Nixon is the sole stockholder and director of MCM Associates, Ltd., whose principal business address is 11 West 42nd Street, 19th Floor, New York, New York 10036 ("MCM"). MCM (i) is the sole general partner of Mission, (ii) has sole investment discretion over the accounts established by each of Liberty and M Partners that purchased shares of the Company Common Stock, and (iii) is the sole investment manager with full voting and dispositive power with respect to all of the securities owned by Horizon, including the Company Common Stock beneficially owned by Horizon. Nixon is the sole manager and principal member of MCM Capital Management, LLC, whose principal business address is 11 West 42nd Street, 19th Floor, New York, New York 10036 ("MCM Capital"). MCM Capital is the sole general partner of Mayfair with full voting and dispositive power with respect to all of the securities owned by Mayfair, including the Company Common Stock beneficially owned by Mayfair. The other member of MCM Capital is Mr. Nixon's wife.

(19) As reported on Schedule 13G as filed with the Securities and Exchange Commission by Kennedy Capital Management, Inc., whose principal business address is 10829 Olive Blvd., St. Louis, Missouri 63141 reporting ownership as of February 9, 1999.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

     The number of directors of the Company's Board of Directors is presently set at nine and is divided into two classes. There are currently seven directors, two of whom are Class I Directors and five of whom are Class II Directors, and two vacancies. The Class I Directors are directors who are also employees of the Company and/or any subsidiary of the Company, and are elected each year at the Annual Meeting of Stockholders to serve a one-year term. The Class II Directors are directors of the Company who are not also employees of the Company and/or any subsidiary of the Company, and are elected every even-numbered year at the Annual Meeting of Stockholders to serve a two-year term.

     Each of the Class I Directors' terms expires at this year's Annual Meeting. Each of the Class II Directors' terms expires at the 2000 Annual Meeting of Stockholders.

     On November 9, 1998, Mr. J. C. Sparkman was appointed to the Company's Board of Directors as a Class II Director to fill one of the vacancies that occurred in early 1998. The remaining two vacancies are as a result of a resignation that occurred in early 1998 and due to the resignation of David M. Gabrielsen as an officer and director on November 3, 1998.

     The Board has nominated and recommends the reelection of Mr. Arling and Ms. Jayne as Class I Directors for a one-year term expiring at the 2000 Annual Meeting of Stockholders. In addition, the Board has nominated and recommends the election of Mr. Sparkman as a Class II Director for the remaining portion of his term expiring at the 2000 Annual Meeting of Stockholders (the time at which all terms of Class II Directors expire).

     Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Messrs. Arling and Sparkman, and Ms. Jayne.

     If elected, Messrs. Arling and Sparkman, and Ms. Jayne have consented to serve as directors of the Company for a one-year term and until their respective successors are elected and qualified. Although it is not contemplated that any nominee will be unable to serve as director, in such event, the proxies will be voted by the proxy holders for such other person or persons as may be designated by the present Board of Directors. Information with respect to each nominee is set forth below.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS

Paul D. Arling                         Mr. Arling is President, Chief Operating Officer and Chief
  President, Chief Operating Officer   Financial Officer of the Company, positions he has held
  and Chief Financial Officer          since being rehired by the Company in September 1998. He was
  Director since 1996                  the Company's Senior Vice President and Chief Financial
  Age: 36                              Officer from May 1996. Prior to joining the Company, from
                                       1993 through May 1996, he served in various capacities at
                                       LESCO, Inc. (a manufacturer and distributor of profes-
                                       sional turf care products) with the most recent being Acting
                                       Chief Financial Officer. Prior to LESCO, he worked for
                                       Imperial Wallcoverings (a manufacturer and distributor of
                                       wallcovering products) as Director of Planning and The
                                       Michael Allen Company (a strategic management consulting
                                       company) where he was employed as a management consultant.
                                       At the 1998 Annual Meeting of Stockholders, Mr. Arling was
                                       reelected as a Class I Director of the Company to serve
                                       until the 1999 Annual Meeting of Stockholders.

Camille Jayne                          Ms. Jayne has been Chairman of the Company since December
  Chairman and Chief                   1998 and has been the Company's Chief Executive Officer
  Executive Officer                    since August 1998. She served as the Company's President and
  Director since 1998                  Chief Operating Officer from February 2, 1998 to August
  Member of the Nominating             1998. Prior to that, she was President and CEO of The Jayne
  Committee of the Board of Directors  Group (a consulting firm specializing in the development,
  Age: 46                              introduction and operation of digital cable TV products and services) and a Senior Partner at BHC Consulting (a business management and market research firm). Prior to The Jayne
                                       Group and BHC, Ms. Jayne was Senior Vice President in charge of the digital TV business unit at Tele-Communications, Inc.
                                       (TCI) (a provider of cable television and telecommunication services). At the 1998 Annual Meeting of Stockholders, Ms.
                                       Jayne, was elected as a Class I Director of the Company to serve until the 1999 Annual Meeting of Stockholders.
NOMINEES FOR ELECTION AS CLASS II DIRECTORS

J. C. Sparkman                         Mr. Sparkman became a Class II Director of the Company on
  Director since 1998                  November 9, 1998 when he was appointed by the Board of
  Member of the Nominating Committee   Directors to fill one of the vacancies that existed since
  of the Board of Directors            early 1998. Mr. Sparkman served as Executive Vice President
  Age: 66                              and Chief Operating Officer of TCI from 1987 until his
                                       retirement in 1995. He is a director of TCI, TCI Music,
                                       Inc., Shaw Communications, Inc., and On Command Corporation.

VOTE REQUIRED

     Approval of the election of the nominees is subject to the affirmative vote of a plurality of shares of Company Common Stock present in person or represented by proxy at the Annual Meeting.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE FOREGOING NOMINEES AS DIRECTORS OF THE COMPANY.

               THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     In 1998, the Board met seven times and acted by unanimous written consent twice. No director attended less than 75% of the number of meetings of the Board of Directors and the committees on which he or she served during the period for which he or she was a member of the Board.

     The Board has three standing committees: (i) Audit; (ii) Compensation; and
(iii) Nominating. The members of each committee are appointed by the Board of Directors and serve at its discretion. A majority of each of the committees constitutes a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, are acts of any of the respective committees.

     The members of the Audit Committee are Peter L. Gartman, and William C. Mulligan, none of whom are officers or employees of the Company or any of its subsidiaries. The Audit Committee's functions include meeting with the Company's independent auditors and management representatives, making recommendations to the Board regarding the appointment of the independent auditors, approving the scope of audits and other services to be performed by the independent auditors, considering whether the performance of any professional service by the auditors could impair their independence, and reviewing the results of external audits, the accounting principles applied in financial reporting, and financial and operational controls. The independent auditors have unrestricted access to the Audit Committee and vice versa. The Audit Committee met one time during 1998.

     The members of the Compensation Committee are Bruce A. Henderson and F. Rush McKnight, neither of whom is an officer or employee of the Company or any of its subsidiaries. The Compensation Committee's functions include making recommendations to the Board on policies and procedures relating to executive officers' compensation and various employee stock plans and approving individual salary adjustments and stock awards in those areas. The Compensation Committee acted once by unanimous written consent in 1998.

     The members of the Nominating Committee are Camille Jayne, the Chairman and Chief Executive Officer of the Company, F. Rush McKnight, William C. Mulligan and J. C. Sparkman. Messrs. McKnight, Mulligan and Sparkman are not officers or employees of the Company or any of its subsidiaries. This committee considers nominees for election as directors. The committee utilizes the same procedure to consider nominees recommended by stockholders made pursuant to procedures identified in the Company's Amended and Restated By-laws, which are described in this Proxy Statement in "STOCKHOLDER NOMINATIONS OF DIRECTORS", as is used to consider nominees recommended by any other source. In addition, the committee fulfills an advisory function with respect to a range of matters affecting the Board and its committees, including making recommendations with respect to qualifications of director candidates, compensation of directors, the selection of committee assignments and chairs, and related matters affecting the functioning of the Board. The Nominating Committee did not meet during 1998, rather, the entire Board considered the appointments of Ms. Jayne and Mr. Sparkman during 1998.

                           COMPENSATION OF DIRECTORS

     Directors who are not officers of the Company or any of its subsidiaries receive an annual fee of $18,000, $12,000 of which is paid to them in shares of Company Common Stock, with the balance being paid in cash. Directors who are also officers of the Company receive no additional compensation for their services as directors (see "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION"). All directors are also reimbursed for travel expense and other out-of-pocket costs incurred in attending meetings.

     As part of an asset purchase agreement the Company entered into with H&S Management Corporation ('H&S"), Mr. Sparkman entered into a consulting agreement with the Company whereby Mr. Sparkman would provide the Company with certain consulting services for a period of two (2) years commencing on September 1, 1998. Under the consulting agreement the Company is to pay Mr. Sparkman $250,000 per year and reimburse him for all reasonable and fully documented travel, office, entertainment, and other costs actually incurred in connection with carrying out his consulting services. Mr. Sparkman has agreed to indemnify, defend and hold the Company harmless from any claim that any payment made to him under the consulting agreement is due to any other shareholder, employee or director of H & S. In addition, Mr. Sparkman has agreed to hold, in confidence, information regarding the Company that he learns while performing his consulting services. Finally, as part the consulting agreement, Mr. Sparkman has agreed the all inventions that he may conceive of or assist in creating while he performs his consulting services shall belong to the Company and he will assign all rights to any of such inventions to the Company.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and certain of its officers and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Such persons are further required to furnish the Company with copies of all such forms they file. Based solely on the Company's review of the copies of such forms it has received, the Company believes that, except for the late filing of Form 3 reports by each of Camille Jayne and J. C. Sparkman and of Form 4 reports by each of David M. Gabrielsen, Peter Gartman, Bruce Henderson, F. Rush McKnight, William C. Mulligan and J. C. Sparkman, each with respect to the issuance of shares of Company Common Stock received during 1998 (see "COMPENSATION OF DIRECTORS"), all of the Section 16(a) filing requirements were satisfied by the Company's directors and executive officers.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY OF COMPENSATION

     Table I below sets forth a summary of the compensation paid by the Company to its chief executive officer and the four additional most highly compensated executive officers of the Company.

TABLE I

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL                              LONG TERM
                                          COMPENSATION                      COMPENSATION AWARDS
                                             (1)($)             OTHER               (#)               ALL OTHER
           NAME AND                    -------------------      ANNUAL      -------------------   COMPENSATION (11)
      PRINCIPAL POSITION        YEAR   SALARY    BONUS(2)    COMPENSATION    STOCK OPTIONS (3)           ($)
      ------------------        ----   -------   ---------   ------------   -------------------   -----------------
Camille Jayne(4)..............  1998   271,154    109,800       43,488(5)         175,000                6,151
  Chairman and Chief            1997       N/A        N/A          N/A                N/A                  N/A
  Executive Officer             1996       N/A        N/A          N/A                N/A                  N/A

Paul D. Arling (6)............  1998   182,798     76,000           --             80,000              438,890
  President and Chief           1997   156,867     49,500           --                 --                4,410
  Operating Officer             1996    89,231         --           --             80,000                2,502

John S. Ames (7)..............  1998   118,377     45,658           --              5,000                3,602
  Senior Vice President         1997       N/A        N/A          N/A                N/A                  N/A
  of Sales and Marketing        1996       N/A        N/A          N/A                N/A                  N/A

Jerry Bardin..................  1998    68,654     32,800           --             15,000                3,485
  Vice President of             1997       N/A        N/A          N/A                N/A                  N/A
  Engineering                   1996       N/A        N/A          N/A                N/A                  N/A
  and Operations

Paul J. M. Bennett (7)........  1998   135,000     34,000       30,000(5)           5,000                8,300
  Sr. Vice President and        1997       N/A        N/A          N/A                N/A                  N/A
  Managing Director, Europe     1996       N/A        N/A          N/A                N/A                  N/A

David M. Gabrielsen (8).......  1998   217,305         --           --                 --              955,957
  Former Chairman and           1997   289,696    124,000           --                 --                6,525
  Chief Executive Officer       1996   250,000         --           --            200,000                5,979

Richard A. Firehammer, Jr.
  (9).........................  1998    95,565     25,000           --                 --              350,062
  Senior Vice President,        1997   119,314     37,500           --                 --                4,023
  General Counsel and           1996   110,000         --           --             15,000                3,777
  Secretary

Joseph E. Miketo (10).........  1998    69,129     34,000           --                 --              246,702
  Former Vice President         1997   126,403     32,000           --                 --                3,549
  of Operations                 1996   120,000         --           --             25,000                3,329

---------------

(1) Excludes certain perquisites and other amounts which for any executive officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer.

(2) Bonus includes the amount of cash bonus earned during the year.

(3) Awards referenced above represent options to purchase shares of the Company Common Stock granted during the relevant year.

(4) Ms. Jayne was hired as the Company's President and Chief Operating Officer on February 2, 1998. In August, 1998 she became the Company's CEO and has been Chairperson of the Board of Directors since December, 1998.

(5) The amount of Other Annual Compensation for Ms. Jayne represents commuting and housing allowance. The amount for Mr. Bennett represents automobile allowance.

(6) Mr. Arling's employment with the Company was terminated on August 31, 1998 as part of the Company's discontinuation of its North American retail line of business. The Company rehired Mr. Arling in September 1998.

(7) Messrs. Ames and Bennett became executive officers of the Company in 1998. In 1996 and 1997 they served the Company in non-executive capacities.

(8) Mr. Gabrielsen resigned as the Company's Chief Executive Officer on August 4, 1998. On November 3, 1998, he resigned from the Board of Directors of the Company. Mr. Gabrielsen is listed here pursuant to Item 402(a)(3)(i) of Regulation S-K.

(9) Mr. Firehammer's employment with the Company was terminated on August 31, 1998 as part of the Company's discontinuation of its North American retail line of business. The Company rehired Mr. Firehammer in February 1999. Mr. Firehammer is listed here pursuant to Item 402(a)(3)(iii) of Regulation S-K.

(10) Mr. Miketo's employment with the Company was terminated on May 29, 1998 as part of the Company's discontinuation of its North American retail line of business. Mr. Miketo is listed here pursuant to Item 402(a)(3)(iii) of Regulation S-K.

(11) For 1998, All Other Compensation was composed of the following items:

                           CAMILLE   PAUL D.    JOHN S.   JERRY    PAUL J. M.    DAVID M.      RICHARD A.      JOSEPH E.
                            JAYNE     ARLING     AMES     BARDIN    BENNETT     GABRIELSEN   FIREHAMMER, JR.    MIKETO
                           -------   --------   -------   ------   ----------   ----------   ---------------   ---------
    401(k) Company
      Contributions......  $2,500    $  2,500   $2,500    $   --     $8,300      $  2,500       $  2,500       $  2,500
    Supplemental Life
      Insurance
      Premiums...........   3,651       2,802    1,102     3,485         --         4,804          1,702          1,202
    Severance............      --     330,000       --        --         --            --        219,941        195,000
    Severance 401(k).....      --       4,588       --        --         --            --          4,193             --
    Severance Bonus......      --      99,000       --        --         --            --         65,625         48,000
    Covenant Not to
      Compete
      Agreement(12)......      --          --       --        --         --       948,653             --             --
    Loan Forgiveness.....      --          --       --        --         --            --         56,101             --
                           ------    --------   ------    ------     ------      --------       --------       --------
                           $6,151    $438,890   $3,602    $3,485     $8,300      $955,957       $350,062       $246,702
                           ======    ========   ======    ======     ======      ========       ========       ========

(12) On October 12, 1998, the Company entered into a covenant not to compete agreement with Mr. Gabrielsen.

STOCK OPTIONS

     Grant of Stock Options. The following table sets forth details regarding stock options granted to the Named Officers in 1998. The Company granted no stock appreciation rights in 1998. In addition, in accordance with Securities and Exchange Commission ("SEC") rules, the table shows the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. The actual value, if any, an executive may realize will depend on the spread between the market price and the exercise price on the date the option is exercised.

TABLE II

          STOCK OPTION GRANTS DURING THE YEAR ENDED DECEMBER 31, 1998

                                                                                     POTENTIAL REALIZABLE VALUE
                                                                                       AT ASSUMED ANNUAL RATES
                                                                                           OF STOCK PRICE
                                       % OF TOTAL OPTIONS                                   APPRECIATION
                       STOCK OPTIONS       GRANTED TO       EXERCISE                    FOR OPTION TERM(4)($)
                        GRANTED(1)         EMPLOYEES        PRICE(2)    EXPIRATION   ---------------------------
        NAME                (#)             IN 1998          ($/SH)      DATE(3)          5%            10%
        ----           -------------   ------------------   ---------   ----------   ------------   ------------
Camille Jayne(5).....     175,000             43.5            9.9688     02/02/08     1,097,132      2,780,347
Paul D. Arling.......      80,000             19.9            9.9375     09/22/08       499,971      1,267,025
John S. Ames.........       5,000              1.2           11.6250     08/11/08        36,555         92,636
Jerry Bardin.........      15,000              3.7           12.3750     08/03/08       116,739        295,838
Paul J. M. Bennett...       5,000              1.2           11.6250     08/11/08        36,555         92,636

---------------

(1) Under its 1993, 1995, 1996 and 1998 Stock Incentive Plans, the Company may grant to eligible employees stock options either on a non-qualified tax basis or as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). All stock options granted to Company employees in 1998 were non-qualified stock options and totaled 402,000 shares.

(2) Under all stock option plans, the option exercise price is equal to the fair market value at the date of the grant.

(3) Options were granted pursuant to the Universal Electronics Inc. 1993, 1995, 1996 and 1998 Stock Incentive Plans and vest over four years on the anniversary date of the grant at a rate of 25% per year and have ten year terms. If an optionee ceases to be an employee, other than by reason of death or disability, while holding an exercisable option, the option will generally terminate if not exercised within the time periods specified within the relevant plans, generally 90 to 180 days following such termination of employment. If the optionee's employment ceases without "cause" or as a result of a "constructive termination", each as defined in the relevant plan, all options shall be immediately exercisable and, if the optionee's employment ceases within two years of such constructive termination, then the optionee shall be permitted to exercise the options at any time until the expiration of the option in accordance with its original term. Stock options are not transferrable except that if an optionee dies while an employee of the Company or within one year after becoming disabled, a legal representative or legatee may exercise the option, to the extent not already exercised, at any time up to one year from the date of death or disability or, if shorter, the expiration of the option in accordance with its original term.

(4) In accordance with SEC rules, these columns show gains that might exist for the respective options, assuming the market price of the Company's Stock appreciates from the date of the grant over a period of ten years at the annualized rates of five and ten percent, respectively. If the stock price does not increase above the exercise price at the time of the exercise, realized value to the named officers from these options will be zero. There can be no assurance that the amounts reflected in this table or the associated rates of appreciation will be achieved.

(5) The Company granted 80,000 options from the 1993 Stock Incentive Plan, 40,000 options from the 1995 Stock Incentive Plan and 55,000 options from the 1996 Stock Incentive Plan to Ms. Jayne in 1998.

     Aggregated Stock Option Exercises and Year-End Value. Table III below sets forth, on an aggregated basis, information regarding the exercise during 1998 of options to purchase Company Common Stock by the Company's named executives and the value on December 31, 1998 of all unexercised stock options held by such individuals.

TABLE III

   AGGREGATED STOCK OPTION EXERCISES DURING THE YEAR ENDED DECEMBER 31, 1998
                        AND YEAR-END STOCK OPTION VALUES

                                                                 NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED          IN-THE-MONEY STOCK
                                                                   STOCK OPTIONS AT                   OPTIONS
                                                                       YEAR END                   AT YEAR END (1)
                               SHARES ACQUIRED     VALUE                  (#)                           ($)
                                 ON EXERCISE      REALIZED    ---------------------------   ---------------------------
            NAME                      #             ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               ---------------   ----------   -----------   -------------   -----------   -------------
Camille Jayne................           --               --          --        175,000              --       136,710
Paul D. Arling(2)............       20,000          154,365      60,000         80,000         304,995        64,960
John S. Ames.................           --               --       8,250         13,750          23,906        41,094
Jerry Bardin.................           --               --          --         15,000              --            --
Paul J. M. Bennett...........           --               --      22,500         17,500         105,313        54,688
David M. Gabrielsen(3).......      125,000        1,018,094     135,000             --         470,938            --
Richard A. Firehammer,
  Jr.(4).....................       12,000           82,583      30,000             --         133,630            --
Joseph E. Miketo(5)..........       45,000          337,850          --             --              --            --
         Total...............      202,000       $1,592,892     255,750        301,250      $1,038,782      $297,451

---------------

(1) Based on a per share price for Company Common Stock of $10.75, which price reflects the closing price of the Company Common Stock as reported on The Nasdaq Stock Market on December 31, 1998, the last trading day of 1998.

(2) Mr. Arling's employment with the Company was terminated on August 31, 1998 as part of the Company's discontinuation of its North American retail line of business. The Company rehired Mr. Arling in September 1998.

(3) Mr. Gabrielsen resigned as the Company's Chief Executive Officer on August 4, 1998. On November 3, 1998, he resigned from the Board of Directors of the Company. Mr. Gabrielsen is listed here pursuant to Item 402(a)(3)(i) of Regulation S-K.

(4) Mr. Firehammer's employment with the Company was terminated on August 31, 1998 as part of the Company's discontinuation of its North American retail line of business. The Company rehired Mr. Firehammer in February 1999. Mr. Firehammer is listed here pursuant to Item 402(a)(3)(iii) of Regulation S-K.

(5) Mr. Miketo's employment with the Company was terminated on May 29, 1998 as part of the Company's discontinuation of its North American retail line of business. Mr. Miketo is listed here pursuant to Item 402(a)(3)(iii) of Regulation S-K.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     Ms. Jayne. At the time of her hiring in February 1998, the Company entered into an employment agreement with Ms. Jayne with an initial term of two years commencing on February 2, 1998 and ending on February 1, 2000. The agreement provided that unless terminated by either party in accordance with the terms of the agreement, the term would automatically renew for successive one-year terms. The agreement also provided for an initial annual base salary of $300,000, with the opportunity to receive increases (but not decreases) in such annual salary as determined and set by the Board of Directors' Compensation Committee in accordance with the plans and policies established by that committee. The Compensation Committee decided to increase Ms. Jayne's 1999 base salary by 4% to $312,000. By the agreement, Ms. Jayne was entitled to earn an annual bonus payable at or near the end of the 1998 fiscal year in an amount equal to a percentage of her base salary, provided that certain earnings per share targets were met. In 1998, that bonus was $109,800. The agreement also permitted the Company to award a discretionary bonus to Ms. Jayne as determined by the Company and provided for the grant of an option to acquire up to 175,000 shares of Company Common Stock. The options have an exercise price of $9.9688 per share, the fair value of the Company Common Stock on her hire date, and vest in equal increments over four years. The agreement further entitled Ms. Jayne to a commuting allowance and corporate housing during the initial term of the agreement and for Ms. Jayne's participation in benefits plans of the Company in effect from time to time and for other customary benefits. On January 28, 1999, the Company and Ms. Jayne entered into an amended employment agreement that extended the term of the agreement to February 1, 2001. The agreement, as amended, will also automatically renew for successive one-year terms unless terminated by either party upon 120 days notice to the other.

     The agreement, as amended, requires Ms. Jayne to devote her full time and energy to the Company during the term of the agreement, to refrain from disclosing and/or using any of the Company's trade secrets and proprietary information and from soliciting any of its customers or employees anytime after her employment with the Company. The agreement, as amended, continues to entitle Ms. Jayne the ability to earn an annual bonus payable at or near the end of the 1999 fiscal year in an amount equal to a percentage of her base salary in accordance with the method established by the Compensation Committee (see "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION -- Annual Bonus Incentives"). The agreement also permits the Company to award a discretionary bonus to Ms. Jayne as determined by the Company and provides for the grant of an option to acquire up to 80,000 shares of Company Common Stock. The options have an exercise price of $15.00 per share, the fair value of the Company Common Stock on January 28, 1999, and vest in equal increments over three years. The agreement further entitles Ms. Jayne to a commuting allowance and corporate housing during the initial term of the agreement (Ms. Jayne has advised the Company that she intends to relocate her primary residence to Southern California in the second quarter of the year, and upon completing that relocation, Ms. Jayne will cease receiving the commuting allowance and corporate housing, however the cost of that relocation will be borne by the Company) and for Ms. Jayne's participation in benefits plans of the Company in effect from time to time and for other customary benefits.

     If during the term of the agreement, as amended, Ms. Jayne should resign for "good reason" (as such term is defined in the agreement), Ms. Jayne will receive salary, bonus, other incentive compensation and perquisites, and may continue to participate in Company benefits plans, for an 18-month period following such resignation (twenty-four (24) months if such resignation is due to a "friendly acquisition" "Change in Control" (as such terms are defined in the agreement) or thirty-six (36) months if such resignation is due to a "hostile acquisition" (as such term is defined in the agreement) Change in Control ).

     Mr. Arling. At the time of his rehiring as the Company's President and Chief Operating Officer in September 1998, the Company entered into an employment agreement with Mr. Arling with an initial term of two years commencing on October 1, 1998 and ending on September 30, 2000. The agreement provided that unless terminated by either party in accordance with the terms of the agreement, the term would automatically renew for successive one-year terms. The agreement also provided for an initial annual base salary of $225,000, with the opportunity to receive increases (but not decreases) in such annual salary as determined and set by the Board of Directors' Compensation Committee in accordance with the plans and policies established by that committee. Mr. Arling did not receive an increase in the base salary for 1999. By the agreement, Mr. Arling was entitled to earn an annual bonus payable at or near the end of the 1998 fiscal year in an amount equal to a percentage of his base salary, provided that certain earnings per share targets were met. In 1998, Mr. Arling was awarded an annual bonus of $33,000. The agreement also permitted the Company to award a discretionary bonus to Mr. Arling as determined by the Compensation Committee. In 1998, to recognize the efforts expended by Mr. Arling, the Compensation Committee awarded Mr. Arling discretionary bonuses aggregating $43,000. The agreement further provided for the grant of an option to acquire up to 80,000 shares of Company Common Stock. The options have an exercise price of $9.938 per share, the fair value of the Company Common Stock on September 22, 1998 (the date of the grant), and vest in equal increments over four years. The agreement also entitled Mr. Arling to an interest free, unsecured loan in the amount of $200,000 to be used solely by him for the acquisition of his primary residence upon his relocation to Southern California. The agreement further entitled Mr. Arling to participate in benefits plans of the Company in effect from time to time and for other customary benefits.

     On April 22, 1999, the Company and Mr. Arling entered into an amended employment agreement that changed the loan from an interest free, unsecured loan to a non-recourse interest bearing secured loan. The loan may only be used by Mr. Arling for the acquisition of his primary residence in Southern California. The loan bears interest at the rate of 5.28% per annum, which interest is payable annually to the Company on

December 15th of each year. The loan is secured by the primary residence purchased by Mr. Arling and is payable on the earlier of (i) December 15, 2007,
(ii) within twelve (12) months following a demand from the Company in the event that Mr. Arling shall cease (for whatever reason) being an employee of the Company or upon the occurrence of an Event of Default (as such term is defined within the promissory note evidencing the loan) or (iii) on the closing of a sale or transfer by Mr. Arling or his spouse of all or any part of his and/or her primary residence in Southern California that secures the loan, including without limitation any sale or transfer of any interest therein (including any beneficial interest therein) without the Company's prior written consent.

     Further, the agreement, as amended, requires Mr. Arling to devote his full time and energy to the Company during the term of the agreement, to refrain from disclosing and/or using any of the Company's trade secrets and proprietary information and from soliciting any of its customers or employees anytime after his employment with the Company. The agreement, as amended, continues to entitle Mr. Arling the ability to earn an annual bonus payable at or near the end of the 1999 fiscal year in an amount equal to a percentage of his base salary in accordance with the method established by the Compensation Committee (see "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION -- Annual Bonus Incentives"). The agreement also permits the Company to award a discretionary bonus to Mr. Arling as determined by the Company and provided for the grant of an option to acquire up to 40,000 shares of Company Common Stock. The options have an exercise price of $15.00 per share, the fair value of the Company Common Stock on January 28, 1999, and vest in equal increments over three years. The agreement further entitles Mr. Arling to participate in benefits plans of the Company in effect from time to time and for other customary benefits.

     If during the term of the agreement, as amended, Mr. Arling should resign for "good reason" (as such term is defined in the agreement), Mr. Arling will receive salary, bonus, other incentive compensation and perquisites, and may continue to participate in Company benefits plans, for an 18-month period following such resignation (twenty-four (24) months if such resignation is due to a "friendly acquisition" "Change in Control" (as such terms are defined in the agreement) or thirty-six (36) months if such resignation is due to a "hostile acquisition" (as such term is defined in the agreement) Change in Control ).

     Mr. Bennett. On June 16, 1996, the Company's subsidiary, Universal Electronics B.V. (formerly known as One For All, B.V.) entered into an employment agreement with Mr. Bennett. The Company believes that the agreement contains terms and provisions that are typical of these types of agreements in the Netherlands. By the agreement, Mr. Bennett receives a base salary (paid in guilders), which salary may be increased as determined and set by the Board of Directors' Compensation Committee in accordance with the plans and policies established by that committee. In 1998, Mr. Bennett's base salary was approximately US$135,000. In 1999, Mr. Bennett's base salary has been set at approximately US$150,000. By the agreement, Mr. Bennett is entitled to earn an annual bonus payable at or near the end of the Company's fiscal year in an amount equal to a percentage of his base salary, provided that certain earnings targets are met. In 1998, awarded Mr. Bennett an annual bonus equal to US$34,000. The agreement further entitles Mr. Bennett to participate in benefits plans of the Company in effect from time to time and for other customary benefits. Mr. Bennett has also received a salary continuation agreement from the Company (see "Prediscontinuation Salary Continuation Agreements" below).

     Prediscontinuation Salary Continuation Agreements. In 1995 and 1996, the Company entered into salary continuation agreements with certain of the named executives and certain other officers of the Company. The salary continuation agreements were amended in January 1997 (the salary continuation agreements, as amended are hereinafter referred to as the "SCAs"). The SCAs take effect upon the occurrence of certain triggering events (as defined within the agreements). The discontinuation of the Company's North American retail line of business was a triggering event under certain of the SCAs, including without limitation the SCAs with Messrs. Gabrielsen, Arling, Firehammer and Miketo. Such an event is not a triggering event under the SCA with Mr. Ames. A sale or transfer or disposition by the Company of all or substantially all of the assets or stock of Universal Electronics B.V. (formerly known as One For All B.V.) to a third party is a triggering event under Mr. Bennett's SCA. When effective, the SCAs operate as employment agreements providing for terms of employment with the Company for periods ranging from twelve (12) to twenty-four (24) months. In addition, the SCAs provide that the executives and officers would receive increases in salary and bonuses during the term of the SCAs in accordance with the Company's standard policies and practices, however, in no event would such base salary and bonuses be less than the base salary and bonuses such executives and officers received in the year immediately preceding the effective date of the SCAs. Further, the SCAs provide that each of the executives and officers would be entitled to receive stock option grants and to otherwise participate in the Company's incentive compensation and benefits plans and other customary benefits programs in effect from time to time, but in no event would such participation be less than that provided such executives and officers immediately prior to the effective date of the SCAs.

     Under the SCAs, in the event the Company terminates the executives' and officers' employment for reasons other than the executives' or officers' death or disability or for "cause" (as such term is defined in the SCAs) or the executives or officers resign for "good reason" (as such term is defined in the SCAs, which definition includes resigning in connection with the occurrence of a change in control), the executives and officers will receive, in one lump sum, an amount equal to salary, bonus and other incentive compensation (including being paid the cash value of all options held by such executives and officers, which options become immediately fully vested on the executives' or officer's termination or resignation date) and to continue all health, disability and life insurance benefits each for periods ranging from twelve (12) to twenty-four (24) months (thirty-six (36) months in the event of a hostile acquisition) following such termination or resignation.

     Concurrent with the announcement of the discontinuation of the Company's North American retail line of business in December 1997, Messrs. Arling, Firehammer and Miketo and certain other officers of the Company were each notified that their respective employment with the Company would be terminated by the Company without "cause" during the second quarter of 1998 and each of them and certain other officers of the Company would be paid under the severance provisions of the SCAs. Each of Messrs. Arling, Firehammer and Miketo and the other applicable officers agreed to accept the continuing right to exercise their respective options for the thirty month period following such termination in lieu of receiving the cash value of the options as provided in the SCAs.

     1999 Salary Continuation Agreements. In February 1999, the Company entered into salary continuation agreements with Mr. Firehammer and one other executive officer of the Company. These salary continuation agreements are substantially similar to the SCAs (described above) in that they too take effect upon the occurrence of certain triggering events (as defined within the agreements). Similarly, when effective, these salary continuation agreements also (i) operate as employment agreements providing for a term of employment with the Company for eighteen (18) months following a triggering event (thirty-six (36) months if the triggering event is results from a "hostile acquisition" (as such term is defined in the salary continuation agreement)), (ii) provide that the executive officers would receive increases in salary and bonuses during the term of the salary continuation agreements in accordance with the Company's standard policies and practices, however, in no event would such base salary and bonuses be less than the base salary and bonuses such executives and officers received in the year immediately preceding the effective date of the salary continuation agreements, and (iii) entitle the executives to receive stock option grants and to otherwise participate in the Company's incentive compensation and benefits plans and other customary benefits programs in effect from time to time, but in no event would such participation be less than that provided such executives and officers immediately prior to the effective date of the salary continuation agreements.

     In addition, these salary continuation agreements similarly provide that in the event the Company terminates the executive officers' employment for reasons other than the executive officers' death or disability or for "cause" (as such term is defined in the salary continuation agreements) or the executive officers resign for "good reason" (as such term is defined in the salary continuation agreements, which definition includes resigning in connection with the occurrence of a change in control), the executive officers will receive, in one lump sum, an amount equal to salary, bonus and other incentive compensation (including being paid the cash value of all options held by such executive officers, which options become immediately fully vested on the executive officer's termination or resignation date) and to continue all health, disability and life insurance benefits each for a period of eighteen (18) months (thirty-six (36) months in the event of a hostile acquisition) following such termination or resignation.

     Mr. Gabrielsen. On August 12, 1998, Mr. Gabrielsen and the Company entered into an agreement whereby Mr. Gabrielsen resigned as the Company's Chief Executive Officer and from all other officer and employee positions with the Company and any of its subsidiaries. As provided in the agreement, Mr. Gabrielsen agreed to (i) forego all amounts due him under the SCA (see "Prediscontinuation Salary Continuation Agreements" above), (ii) not compete with the Company, directly or indirectly, either alone or in conjunction with any person or persons or in any other manner whatsoever which is in competition with the Company's business as existing on the date of the agreement for a period of five (5) years, (ii) solicit business from or transact business with any person, firm or corporation to whom the Company has done business in the past three (3) years prior to the date of the agreement, (iii) directly or indirectly solicit for employment, offer employment to, hire any person (as an employee or consultant), or otherwise engage in business any person or persons who were employed by the Company on the date of the agreement or during the five
(5) year non-compete period, or (iv) take any action which might divert from the Company any opportunity which would be within the scope of the Company's business, except with the prior written consent of the Company. Mr. Gabrielsen may, however, be an owner of not more than five percent (5%) of the issued and outstanding stock of any class of a publicly traded corporation whose principal business is competitive with the Company's business so long as he has no active participation in the business of such corporation. In addition, Mr. Gabrielsen has agreed to refrain from disclosing and/or using any of the Company's trade secrets and proprietary information for the five (5) year non-compete period. In exchange for Mr. Gabrielsen's agreements, the Company (i) paid him $948,653 in one lump sum, (ii) agreed to the immediate vesting of all options to acquire shares of Company Common Stock that had been previously granted to him and the continuing right to exercise such options for the thirty month period following date of the agreement and (iii) agreed to provide him the right until January 31, 1999, subject to certain limitations, to cause the Company to purchase from time to time all or any portion of the shares of Company Common Stock acquired by him as a result of his exercise of the options. On August 18, 1998, Mr. Gabrielsen exercised his right to cause the Company to buy 125,000 shares of Company Common Stock that was acquired by him on that date through the partial exercise of his options. The amount received by Mr. Gabrielsen from the Company for such sale (net of the exercise price) totaled $1,018,093 (before withholding for taxes).

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As stated above, the Compensation Committee currently consists of Messrs. Henderson and McKnight, both of whom are non-employees. The Compensation Committee recommends compensation arrangements for the Company's executive officers and is also responsible for determining and otherwise administering the timing, amount, exercise price and other terms of options granted under the Company's various stock inventive plans. Under certain of those plans, options may be granted to non-employee directors of the Board of Directors. In all instances, the recommendations of the Compensation Committee regarding executive officer compensation, including all stock option grants, is passed upon and approved by the full Board of Directors, except that neither Ms. Jayne nor Mr. Arling vote or make decisions on matters involving their own and each other's compensation. There were no options granted to non-employee directors of the Board of Directors during 1998.

                              CERTAIN TRANSACTIONS

     In May 1994, the Company entered into agreements with certain of its executive officers and other employees whereby the Company loaned $484,989 to them to fund their purchase, on the open market, of shares of the Company Common Stock. These borrowings are evidenced by secured promissory notes, are due in five years from the date of the advance together with simple interest calculated at a local bank's prevailing interest rate for loans of this nature, and are secured by a pledge of the purchased stock. None of these loans exceeded $60,000. With the exception of Mr. Firehammer, who received loans amounting to $42,875, neither the Company's chief executive officer nor any of the other named officers received loans as declared herein. As a result of the Company's restructuring efforts and other terminations of certain executive officers and other employees of the Company, through December 31, 1998, $374,692 of these loans were forgiven in accordance with the terms of the loans (with the purchased stock being retained by the borrowers), including

Mr. Firehammer's loan which was forgiven in its entirety (together with interest in the amount of $13,226) during the third quarter of 1998. In accordance with the terms of the loan, Mr. Firehammer retained the purchased stock. In addition, through December 31, 1998, $69,782 of these loans were repaid, in accordance with the terms of the loans.

     F. Rush McKnight, is a retired partner of the law firm of Calfee, Halter & Griswold LLP, which has been retained by the Company in connection with certain legal matters.

     On September 1, 1998, the Company entered into an asset purchase agreement with H & S Management Corp. ("H&S"), J. C. Sparkman and Steven Helbig in which the Company acquired all of the assets which were used in H & S's remote control business. As a result of this transaction, Mr. Sparkman received approximately 22% of the purchase price paid by the Company, which consisted of $1.5 million in cash and 84,211 shares of Company Common Stock, which at the closing, had a value of approximately $874,000. Twenty-five thousand dollars of the amount received by Mr. Sparkman was in exchange for a non-compete agreement that he entered into with the Company in which he agreed that for seven (7) years from September 1, 1998, he would not, directly or indirectly, either alone or in conjunction with any person or persons, or in any other manner whatsoever (i) carry on or be engaged in the H&S remote control business or any other business which is in competition with the H&S remote control business as existing on September 1, 1998, (ii) solicit business from or transact business with any person, firm or corporation to whom the Company or any of the other parties to the non-compete agreement has sold products where such solicitation would involve the sale of products competitive with those of the H&S remote control business, or (iii) directly or indirectly solicit for employment, offer employment to, or hire any person (as an employee or consultant), or otherwise engage in business any person or persons who were employed by the Company immediately after the consummation of the transactions contemplated by the asset purchase agreement or during the seven (7) year non-compete period, except with the prior written consent of the Company. By the non-compete agreement Mr. Sparkman is not prohibited from (i) carrying on or being engaged in any type of business, which is not competitive with the H&S remote control business in any area whatsoever, or (ii) being an owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded whose principal business is competitive with the H&S remote control business, so long as he has no active participation in the business of such corporation.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors, first established after the Company's February 1993 initial public offering, acted once by unanimous written consent in 1998. The members of the Committee are Bruce A. Henderson and F. Rush McKnight and the Committee recommends compensation arrangements for the Company's executive officers and administers its various stock incentive plans.

     The Compensation Committee will review the compensation policies of the Company throughout the coming year. All compensation actions taken during 1998 were consistent with principles previously established by the Board of Directors. These principles include building a strong relationship between stockholder return and executive compensation, providing incentives to achieve both near and long-term goals, and providing an overall level of remuneration which is fair and reflective of performance. The chief executive officer and other executive officers are not present at the meetings unless requested by the Committee. Further, consistent with past practice, the Board has decided that management of the Company should make decisions with respect to the compensation of all employees other than the chief executive officer and all other executive officers of the Company.

     Compensation Philosophy and Program. In administering executive officer compensation, the Compensation Committee's objective is to establish a total pay program for the Company which appropriately balances compensation costs with salaries and incentives sufficient to retain and motivate key executives. The chief executive officer presents proposals and recommendations on executive officer compensation to the Committee for its review and evaluation. In 1998, the Compensation Committee used data provided by the Company to establish compensation targets that reflect overall and individual executive officer compensation history, the Company's recent and planned performance and, to the extent available, data reflecting compensation practices of companies who are competitors of the Company (the "Compare Group"). The Compare Group included members of the Company's Peer Group and private companies. However, because the Company found that the companies comprising the Compare Group were substantially larger than the Company, the Compensation Committee discounted such comparison data and relied more on internal information and criteria in establishing its overall pay program for the executive officers. In 1999, the Committee will use data provided by the Company that is obtained from independent consultants. The Committee believes that the method it has employed in establishing executive compensation appropriately reflects the labor market for Company executives.

     Base Salary. Actual base salaries are based on an assessment of various factors including position, tenure, experience, salary history, and individual performance. This assessment is subjective, not subject to weightings or formulas and only considers Compare Group data to the extent available and believed by the Compensation Committee to be helpful. Individual base salary increases reflect what the Compensation Committee believes to be fair and appropriate after considering the subjective factors and an assessment of the Company's current and projected labor costs. Based upon the Company's financial performance for the year ended December 31, 1998, the Committee reassessed the base salaries of Ms. Jayne and the other executive officers. In this regard, Ms. Jayne, who has an employment agreement with the Company (see "Employment Agreements") and is paid in accordance with the provisions of the employment agreement, received an increase in her base salary of 4% for 1999. The other executive officers (some of whom also have employment agreements with the Company or its subsidiaries - see "Employment Agreements") received increases for 1999 ranging from 0% to approximately 27%. The Committee elected to not increase Mr. Gabrielsen's base salary for 1998 (but see "Employment Agreements and Termination of Employment Arrangements - Mr. Gabrielsen").

     Annual Bonus Incentives. The Company believes that incentives help motivate attainment of annual objectives, including the Company's performance relative to that year's plan and the individual performance of each executive officer. For 1998, individual payouts were based upon a percentage of the executive's base salary, provided that certain earnings per share targets were met. In certain circumstances, an additional bonus may be awarded if the Compensation Committee determines that an executive officer's individual performance warrants such award. Based on the earnings per share achieved by the Company during 1998, Ms. Jayne received a bonus for 1998 equal to approximately 40% of her base salary and, except for Mr. Arling, the other named executive officers received bonuses in 1998 equal to 25% of their respective base salaries. In 1998, in addition to being awarded a discretionary bonus of $23,000 due to his individual performance during the year, Mr. Arling received a bonus in the amount of $99,000, which was determined in accordance with his separation agreement as part of the Company's discontinuation of its North American retail line of business. Mr. Gabrielsen did not receive an annual bonus for 1998, rather upon his termination of employment with the Company, Mr. Gabrielsen entered into a non-compete agreement with the Company and was paid in accordance with that agreement (see "Employment Agreements and Termination of Employment Arrangements - Mr. Gabrielsen"). For 1999, the Compensation Committee, based in part upon data provided by the Company that was obtained from independent consultants, has established a method for determining bonuses for the Company's executive officers, including the chief executive officer, utilizing a combination of financial and strategic goals. These goals contain both objective and subjective components, and based upon the level at which those goals are achieved, the executive officers would be paid a bonus equal to a percentage of the executive's base salary. For the chief executive officer, the percentage ranges between 0% and 120% of her base salary. For the other executive officers, the percentages range between 0% and 100% of their respective base salaries.

     Common Stock Incentives. In addition to the Company's 401(k) and Profit Sharing Plan, the Company, through its various stock incentive plans, may grant options to purchase Company Common Stock, stock appreciation rights or phantom stock awards to executive officers and employees of the Company and its subsidiaries with a view toward providing the executive officers and employees a stake in the Company's future and compensation directly aligned with the creation of stockholder value. The Compensation Committee may also issue stock options to attract new executive officers to the Company. The Compensation Committee generally establishes the terms and conditions of such grants. Individual awards are determined based on a subjective assessment of individual performance, contribution and potential. In May 1998, the Board of Directors of the Company authorized and approved the creation of the Universal Electronics Inc. 1998 Stock Incentive Plan, and further authorized, subject to stockholder approval, the grant of options to certain of the Corporation's executive officers, including Ms. Jayne. Upon her hiring in February 1998, Ms. Jayne received options to acquire up to 175,000 shares of Company Common Stock. Upon his rehiring in September 1998, Mr. Arling received options to acquire up to 80,000 shares of Company Common Stock. The other executive officers received stock options under the various plans of the Company to acquire Company Common Stock ranging from 5,000 shares to 15,000 shares. Mr. Gabrielsen did not receive a stock option grant during 1998, rather upon his termination of employment with the Company, Mr. Gabrielsen entered into a non-compete agreement with the Company and was paid in accordance with that agreement (See "Employment Agreements and Termination of Employment Arrangements
- Mr. Gabrielsen"). On January 28, 1999, the Board of Directors of the Company authorized and approved the creation of the Universal Electronics Inc. 1999 Stock Incentive Plan (see "PROPOSAL TWO: RATIFICATION AND APPROVAL OF 1999 STOCK INCENTIVE PLAN"). For 1999, the Compensation Committee, based in part from data provided by the Company that was obtained from independent consultants, has established the number of options to be granted during the year. For the chief executive officer that annual option grant is up to 80,000 shares of Company Common Stock. For the other executive officers, the annual grants range from 10,000 shares of Company Common Stock to 40,000 shares of the Company Common Stock. The Committee also determined to increase the Company's matching contribution to the Company's 401(k) and Profit Sharing Plan from 25% to 50%.

     Perquisites. The Company offers very few perquisites or special benefits to executive officers. In general, the Compensation Committee believes that the benefits offered are less than that offered at typical companies of similar size, and are not material when considering total compensation.

     Deductibility. The Compensation Committee does not believe that the provisions of the Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), will limit the deductibility of compensation expected to be paid by the Company during 1999. Section 162(m) generally limits the deductibility for federal tax purposes of certain types of executive compensation in excess of $1.0 million dollars per year. The Compensation Committee will continue, however, to evaluate the impact of Section 162(m) of the Code and any other such provisions, and take such actions as is deemed appropriate to maximize the deductibility for federal tax purposes of all elements of compensation. The Company may, however, may from time to time pay or award compensation to its executive officers that may not be deductible. Further, because of the ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the efforts of the Company in this area, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

     It is the view of the Compensation Committee that the compensation programs of the Company are well structured to encourage attainment of objectives, offer opportunities for a total level of compensation which is consistent with other companies of similar size, and foster a stockholder perspective in management. The Compensation Committee believes that the overall levels of compensation provided by these programs is fair and appropriate for the year just ended, and that they serve stockholders' long-term interests.

     This Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by references this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

                                          Compensation Committee of the Board of
                                          Directors

                                          Bruce A. Henderson
                                          F. Rush McKnight

                               PERFORMANCE GRAPH

     The following line graph compares the yearly percentage change in the cumulative total stockholder return with respect to the Company Common Stock versus the cumulative total return of the Peer Group Index used last year (the "Old Peer Group Index"), the cumulative total return of the Company's Peer Group Index used this year ("New Peer Group Index"), and the Nasdaq Composite Index (the "Nasdaq Composite Index") for the five (5) year period commencing December 31, 1993 and ended December 31 1998. The graph and table assume that $100 was invested on December 31, 1993 in each of the Company Common Stock, the Peer Group Index and the Nasdaq Composite Index and that all dividends were reinvested (although no dividends were declared on the Company Common Stock during the period) and actual market value increases and decreases relative to the initial investment of $100. This data was furnished by Nasdaq*Amex and is based on a calendar year.

     This year, the companies comprising the Peer Group Index were changed. Voice Powered Technology, Inc. has been delisted by Nasdaq and Zenith Electronics Corporation reorganized during 1998. As a result, the Company added Boston Acoustics, Inc. and Koss Corp. to the Peer Group. The Company believes that these two newly included companies are comparable to the Company due to their relative size and SIC industry classification.

     The Company believes that the information provided within this performance chart has only limited relevance to an understanding of the Company's compensation policies during the indicated periods, does not reflect all matters appropriately considered by the Company in developing its compensation strategy, shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, and is not necessarily indicative of future price performance.

                                    [GRAPH]
      COMPARISON OF STOCKHOLDER RETURNS AMONG UNIVERSAL ELECTRONICS INC., THE NEW PEER GROUP INDEX(1), THE OLD PEER GROUP INDEX(2) AND THE NASDAQ
                                COMPOSITE INDEX


                              12/31/93  12/31/94   12/31/95   12/31/96   12/31/97   12/31/98
  Universal Electronics Inc.      $100    $ 22       $ 38       $ 28       $ 51       $ 54
  New Peer Group Index            $100    $112       $116       $134       $128       $136
  Old Peer Group Index            $100    $120       $118       $150       $116       $102
  Nasdaq Composite Index          $100    $ 98       $138       $170       $209       $293

---------------

(1) Companies in the New Peer Group Index are as follows: Harman International Industries, Inc.; Recoton Corporation; Royal Appliance Manufacturing Co.; Koss Corporation; and Boston Acoustics, Inc.

(2) Companies in the Old Peer Group Index are as follows: Harmon International Industries, Inc.; Recoton Corporation; Royal Appliance Manufacturing Co.; Voice Powered Technology, Inc.; and Zenith Electronics Corporation. Voice Powered Technology, Inc. and Zenith Electronics Corporation were removed from the Company's Peer Group Index in 1998 because they were delisted by Nasdaq and experienced a reorganization during 1998, respectively. At December 31, 1998, the closing price of the common stock of Voice Powered Technology, Inc. and Zenith Electronics Corporation was .03 and .26 per share, respectively.

      PROPOSAL TWO: RATIFICATION AND APPROVAL OF 1999 STOCK INCENTIVE PLAN

BACKGROUND

     As of December 31, 1998, options to acquire, in the aggregate, 844,447 available shares of Company Common Stock had been granted and are outstanding under the Company's existing 1993 Stock Incentive Plan, 1995 Stock Incentive Plan, 1996 Stock Incentive Plan, and 1998 Stock Incentive Plan, leaving, in the aggregate, 130,754 available for future grants under various plans. As a result, the Board of Directors, believing that the remaining number of shares available for future grant under the various plans were insufficient to attract and retain key employees, authorized the adoption of a new Universal Electronics Inc. 1999 Stock Incentive Plan (the "1999 Plan") to make an additional 315,000 shares of Company Common Stock (approximately 4.82% of the outstanding shares of Company Common Stock (as of April 15, 1999)) available for distribution to the Company's key officers and employees.

     Consequently, the stockholders will be asked at the Annual Meeting to vote on a proposal to ratify and approve the adoption of the 1999 Plan. The 1999 Plan was approved by the Board of Directors on January 28, 1999, subject to stockholder approval. To date, the Board, subject to stockholder approval, has granted an aggregate of 247,000 options under the 1999 Plan to the chief executive officer, the four additional most highly paid executive officers, and certain other employees, as set forth below. It is anticipated that additional options under the 1999 Plan will be granted during 1999; however, the recipients and the number of shares subject to such additional options have not yet been determined.

NEW PLAN BENEFITS

                           UNIVERSAL ELECTRONICS INC.
                           1999 STOCK INCENTIVE PLAN
                             AS OF JANUARY 28, 1999

                                                                STOCK OPTIONS
                                                                 GRANTED (1)
                            NAME                                     (#)
                            ----                                -------------
Camille Jayne...............................................        80,000
Paul D. Arling..............................................        40,000
John S. Ames................................................        10,000
Jerry L. Bardin.............................................         5,000
Paul J. M. Bennett..........................................        10,000
Executive Officers as a Group (6 Persons)...................       150,000
Non-Executive Officers as a Group (43 Persons)..............        97,000

---------------

(1) The stock options set forth in this table have been granted on January 28, 1999 (subject to stockholder approval) at an exercise price of $15.00 per share, the fair market value of the Company Common Stock at the date of grant. In addition, all the options have the same vesting schedule, one-third of which vest on the first anniversary date of the grant, one-third on the second anniversary date of grant, and the remaining third on the third anniversary date of the grant.

     The Board of Directors believes that substantial benefits accrue to the Company from the granting of stock awards under the 1999 Plan to its key officers and employees. Such awards encourage such persons to acquire a proprietary interest in the Company through stock ownership and thereby afford them a greater incentive to enhance the value of the Company Common Stock through their own efforts in improving the Company's business. The granting of awards under the 1999 Plan also assists in obtaining and attracting competent personnel who will contribute to the Company's success by their ability, ingenuity and industry and to provide incentive to the participating personnel which will inure to the benefit of all stockholders of the Company. For these reasons, the Board adopted the 1999 Plan. Accordingly, the Board of Directors and management believe that ratification and approval of the 1999 Plan is in the best interests of the Company and recommend that stockholders vote in favor of the proposal. IN THIS CONNECTION, UNLESS OTHERWISE INSTRUCTED, THE PROXYHOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM FOR THE RATIFICATION AND APPROVAL OF THE 1999 PLAN.

     The following is a summary of the material features of the 1999 Plan and is qualified in its entirety by reference to it. A copy of the 1999 Plan is attached hereto as Exhibit A.

GENERAL

     The 1999 Plan provides for the issuance of stock options, stock appreciation rights, performance stock units, restricted stock units or any combination thereof (each an "Award"). Stock options may be granted to Eligible Employees (as such term is defined within the 1999 Plan). Eligible Employees may be granted "incentive stock options" within the meaning of Section 422A of the Code and non-qualified (for federal income tax purposes) stock options.

     Stock appreciation rights, which may be granted to Eligible Employees, give the grantee of a stock option the right to elect an alternative payment equal to the appreciation of the stock value instead of exercising a stock option. Payment of the stock appreciation right may be made in cash, shares of Company Common Stock or a combination thereof.

     Performance stock units and restricted stock units may be granted to Eligible Employees and represent the right to receive one share of Company Common Stock. In the case of performance stock units, Company Common Stock would be received upon the attainment of certain Company performance objectives. Such performance objectives would be set by the Committee. In the case of restricted stock units, Company Common Stock would be received upon completion of a restriction period, the duration of which would be determined by the Committee.

     In all cases, Awards are subject to the terms and provisions of the 1999 Plan described below. The maximum number of shares of Company Common Stock reserved and available for issuance under the 1999 Plan is 315,000 shares, which constitutes approximately 4.82% of the outstanding shares of Company Common Stock (as of April 15, 1999).

DURATION AND ADMINISTRATION OF THE 1999 PLAN

     The 1999 Plan will terminate on January 27, 2009, unless otherwise terminated by resolution of the Board of Directors. Initially, the 1999 Plan will be administered by the Company's Compensation Committee (the "Committee"). The Committee must be composed solely of two or more directors who are non-employee Directors. The current members of the Committee are Bruce A. Henderson and F. Rush McKnight (see "THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD"). Subject to the terms and conditions of the 1999 Plan, the Committee has full and final authority in its absolute discretion to, without limitation:
(i) determine the terms and conditions of the options; (ii) construe and interpret the 1999 Plan and any agreement or instrument entered into thereunder;
(iii) adopt, amend, or rescind rules and regulations that may be advisable in the administration of the 1999 Plan; (iv) establish, amend or waive the rules and regulations and the instruments evidencing Awards granted under the 1999 Plan; and (v) make all other determinations deemed necessary or advisable for the administration of the 1999 Plan. Any decision made or action taken by the Committee in connection with the administration, interpretation and implementation of the 1999 Plan and of its rules and regulations will be, to the extent permitted by law, conclusive and binding upon all Eligible Employees and upon any person claiming under or through any of them. Neither the Committee nor any of its members is liable for any action taken by the Committee pursuant to the 1999 Plan. No member of the Committee is liable for the act of any other member.

SECURITIES SUBJECT TO THE 1999 PLAN

     Not more than 315,000 shares of Company Common Stock may be issued pursuant to the 1999 Plan in the aggregate, subject to the equitable adjustment by the Committee in the event of stock splits, stock dividends, combinations, exchanges of shares or similar capital adjustments. If any Award expires without having been fully exercised, the shares with respect to which such Award has not been exercised will be available for further Awards.

GRANT AND METHOD OF EXERCISE OF AWARDS

     Subject to certain conditions, the duration of each Award granted under the 1999 Plan will be determined by the Committee, provided that no Award shall be granted after the tenth anniversary of the establishment of the 1999 Plan and no such Award shall be exercisable or vest, as applicable, later than the tenth anniversary of the date the Award was granted.

     Each stock option granted under the 1999 Plan will have an exercise price of no less than the fair market value at the date of grant which will be determined by averaging the highest and lowest sales prices for the Company Common Stock on The Nasdaq Stock Market on the date of the grant. A stock option granted under the 1999 Plan will become exercisable in equal increments of one-third of the shares of Company Common Stock which are covered by the stock option on each of the first three anniversary dates of the grant.

     Shares of the Company Common Stock shall be deliverable upon the vesting of performance stock unit Awards or restricted stock units Awards for no consideration other than services rendered or, in the Committee's sole discretion, the minimum amount of consideration other than services, required to be received by the Company in order to assure compliance with applicable state law, which amount shall not, in any case, exceed 10% of the fair market value of such shares of Company Common Stock on that date of issuance.

     Awards may be exercised by the giving of written notice to the Company of the exercise of the Award accompanied by full payment of the exercise price (if applicable) in cash or, in the Committee's discretion, its equivalent. The Committee also may allow cashless exercise as permitted under the Federal Reserve Board's Regulation T.

EXERCISE OF STOCK OPTIONS UPON TERMINATION OF EMPLOYMENT

     Termination due to Death or Disability. If an Eligible Employee's employment with the Company and all subsidiaries ceases because of death or disability, the option may be exercised by the Eligible Employee (or, in the event of death, such person's estate or personal representative) until the earlier of either (i) the first anniversary of such termination of employment or
(ii) the expiration of the option, but only to the extent the option was exercisable at the date of such termination of employment.

     Termination without cause or due to Constructive Termination. If an Eligible Employee's employment with the Company and all subsidiaries is terminated by the Company without "Cause" or in the event of "Constructive Termination" (including a "Change In Control") (as such terms are defined within the 1999 Plan) the options become exercisable to the extent the Committee in its sole discretion may permit.

     Termination for any other reason. If an Eligible Employee's employment with the Company and all subsidiaries ceases for any reason other than death, disability, without cause or Constructive Termination, the option may be exercised by the Eligible Employee, subject to the sole discretion of the Committee, until the earlier of either (i) the 90th day following such termination of employment or (ii) the expiration of the option, but only to the extent the option was exercisable at the date of such termination of employment.

     Subject to certain limitations set forth in the 1999 Plan, the Committee may waive any restrictions or conditions set forth in an option agreement concerning an Eligible Employee's right to exercise any stock option and/or the time and method of exercise.

CANCELLATION OF RESTRICTED STOCK UNITS AWARDS OR PERFORMANCE STOCK UNITS AWARDS

     If an Eligible Employee's employment with the Company and all subsidiaries terminates for any reason, the unvested portion of any restricted stock units Award or performance stock unit Award will be canceled and the Eligible Employee shall not be entitled to receive any consideration in respect of such cancellation; provided, however, that the Committee, subject to certain limitations set forth in the 1999 Plan, may waive any restrictions or conditions relating to the vesting of restricted stock units Awards and performance stock units Awards.

INCOME TAX TREATMENT

     The Company has been advised that under current law certain of the income tax consequences under the laws of the United States to Eligible Employees and the Company of Awards granted under the 1999 Plan generally should be as set forth in the following summary. This summary only addresses income tax consequences for Eligible Employees and the Company.

     An Eligible Employee who is granted an incentive stock option which qualifies under Section 422 of the Code will not recognize income at the time of grant or exercise of such Award. No federal income tax deduction will be allowable to the Company upon the grant or exercise of such Award. Upon the exercise of an incentive option, however, special alternative minimum tax rules apply for the Eligible Employee. When the Eligible Employee sells such shares more than one year after the date of exercise of the Award and more than two years after the date of grant of the incentive option, the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sales price of such shares and the option exercise price. If the Eligible Employee does not hold such shares for this period, when the employee sells such shares, the employee will recognize ordinary compensation income and possibly capital gain or loss in such amounts as are prescribed by the Code and the regulations thereunder. Subject to applicable provisions of the Code and regulations, the Company generally will be entitled to a federal income tax deduction in the amount of such ordinary compensation income.

     An Eligible Employee to whom a non-qualified option (an option which is not an incentive stock option) is granted will not recognize income at the time of grant of such option. When the Eligible Employee exercises such non-qualified option, such person will recognize ordinary compensation income equal to the difference, if any, between the option exercise price and the fair market value, as of the date of the option exercise, of the shares such person receives. The tax basis of such shares to such person will be equal to the fair market value, as of the date of the option exercise, of the shares such person receives (or the exercise price, if greater) and the holding period for such shares will commence on the day on which such person recognized taxable income in respect to such shares. Subject to applicable provisions of the Code and regulations, the Company generally will be entitled to a federal income tax deduction in respect of non-qualified options in the amount of such ordinary compensation income recognized by the Eligible Employee.

     An Eligible Employee to whom a restricted stock units Award or a performance stock units Award is granted will not recognize income at the time of grant of such Award. When such Eligible Employee receives the Company Common Stock, the Eligible Employee will recognize ordinary compensation income equal to the fair market value of any shares received. Subject to applicable provisions of the Code and regulations thereunder, the Company generally will be entitled to a federal income tax deduction in respect of the Award of Company Common Stock in an amount equal to the ordinary compensation income recognized by the Eligible Employee.

     The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of Awards of the Company or to describe tax consequences based on particular circumstances. It is based on the United States federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time. This discussion does not address state or local income tax consequences or income tax consequences for taxpayers who are not subject to taxation in the United States.

VOTE REQUIRED

     The action of the Board of Directors in adopting the 1999 Plan requires the ratification and approval by an affirmative vote of the holders of a majority of shares of Company Common Stock present in person or represented by proxy at the Annual Meeting.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE UNIVERSAL ELECTRONICS INC. 1999 STOCK INCENTIVE PLAN.

                    PROPOSAL THREE:  APPOINTMENT OF AUDITORS

     The Board of Directors, acting on the recommendation of its Audit Committee, has appointed PricewaterhouseCoopers LLP ("PWC"), a firm of independent public accountants, as auditors, to examine and report to the Board and to the Company's stockholders on the consolidated financial statements of the Company and its subsidiaries for 1999. The Board of Directors is requesting stockholder ratification of such appointment. Representatives of PWC will be present at the Annual Meeting and will be given an opportunity to make a statement. They will be available to respond to appropriate questions.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the ratification of the appointment of PWC as the Company's independent auditors. If the stockholders of the Company reject the nomination, the Board of Directors will reconsider its selection.

VOTE REQUIRED

     The ratification of the Board of Directors' appointment of PWC as the Company's independent auditors for 1999 requires an affirmative vote of the holders of a majority of shares of Company Common Stock present in person or represented by proxy at the Annual Meeting.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF SUCH APPOINTMENT.

                  STOCKHOLDER PROPOSAL FOR 2000 ANNUAL MEETING

     Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Board of Directors proposals to be considered for submission to the Annual Meeting of Stockholders to be held in 2000. Any such proposal should be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Secretary, Universal Electronics Inc., 6101 Gateway Drive, Cypress, California 90630 and must be received no later than December 31, 1999. Any such notice shall set forth: (a) the name and address of the stockholder and the text of the proposal to be introduced; (b) the number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the date of such notice; and
(c) a representation that the stockholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice. The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

     The Company may use its discretion in voting proxies with respect to Stockholder proposals not included in the Proxy Statement for the fiscal year ended December 31, 1999, unless the Company receives notice of such proposal prior to March 17, 2000.

                       STOCKHOLDER NOMINATION OF DIRECTOR

     The Nominating Committee of the Company's Board of Directors will consider nominees to the Company's Board of Directors to the extent permitted under, and made pursuant to the procedures established by, Article IV of the Company's Amended and Restated By-laws.

     Any stockholder may recommend any person as a nominee for director of the Company by writing to the Secretary of the Company, c/o Universal Electronics Inc., 6101 Gateway Drive, Cypress, California 90630. Recommendations must be received by December 31, 1999 for the Annual Meeting of Stockholders to be held in 2000, and must comply with the requirements in the Company's by-laws.

                            SOLICITATION OF PROXIES

     Proxies will be solicited by mail, telephone, or other means of communication. Solicitation also may be made by directors, officers and other employees of the Company not specifically employed for this purpose. The Company will reimburse brokerage firms, custodians, nominees and fiduciaries in accordance with the rules of the National Association of Securities Dealers, Inc., for reasonable expenses incurred by them in forwarding materials to the beneficial owners of shares. The entire cost of solicitation will be borne by the Company.

                            FORM 10-K ANNUAL REPORT

     All stockholders received a copy of the Company's 1998 Annual Report on Form 10-K filed with the Securities and Exchange Commission (excluding exhibits). Stockholders may obtain a copy of the exhibits by addressing a request to Investor Relations, Universal Electronics Inc., 6101 Gateway Drive, Cypress, California 90630. A charge equal to the reproduction cost will be made if the exhibits are requested.

                                        BY ORDER OF THE BOARD OF DIRECTORS
                                        /s/ Richard A. Firehammer, Jr.
                                        Richard A. Firehammer, Jr.
                                        Senior Vice President, General Counsel
                                        and Secretary

April 30, 1999

                                                                       EXHIBIT A

                           UNIVERSAL ELECTRONICS INC.
                           1999 STOCK INCENTIVE PLAN

                        TO BE EFFECTIVE JANUARY 28, 1999

                               TABLE OF CONTENTS

Section  1.   General Purpose of Plan; Definitions........................  A-3
Section  2.   Administration..............................................  A-4
Section  3.   Number of Shares of Stock Subject to Plan...................  A-5
Section  4.   Eligibility.................................................  A-6
Section  5.   Stock Options...............................................  A-6
Section  6.   Stock Appreciation Rights...................................  A-8
Section  7.   Restricted Stock Units and Performance Stock Units..........  A-9
Section  8.   Amendment and Termination...................................  A-11
Section  9.   Unfunded Status of Plan.....................................  A-11
Section 10.   General Provisions..........................................  A-11
Section 11.   Effective Date of Plan......................................  A-13
Section 12.   Term of Plan................................................  A-13

                           UNIVERSAL ELECTRONICS INC.
                           1999 STOCK INCENTIVE PLAN

SECTION 1.  GENERAL PURPOSE OF PLAN; DEFINITIONS.

     The name of this Plan is the Universal Electronics Inc. 1999 Stock Incentive Plan (the "Plan"). The purpose of this Plan is to enable the Corporation (as hereinafter defined) and its Subsidiaries (as hereinafter defined) to obtain and retain competent personnel who will contribute to the Corporation's success by their ability, ingenuity and industry and to provide incentives to the participating officers and key employees which are related to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Corporation.

     For purposes of this Plan, the following terms shall be defined as set forth below:

          (a) "Award" means any grant under this Plan in the form of Stock Options, Stock Appreciation Rights, Performance Stock Units, Restricted Stock Units or any combination of the foregoing.

          (b) "Board" means the Board of Directors of the Corporation.

          (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

          (d) "Committee" means the Compensation Committee or any other committee the Board may subsequently appoint to administer this Plan. The Committee shall be composed entirely of directors who meet the qualifications referred to in Section 2 of this Plan.

          (e) "Corporation" means Universal Electronics Inc., a corporation incorporated under the laws of the State of Delaware (or any successor corporation).

          (f) "Disability" means an event of illness or other incapacity of Optionee resulting in Optionee's failure or inability to discharge Optionee's duties as an employee of the Corporation, any Subsidiary or any Related Entity for ninety (90) or more days during any period of 120 consecutive days.

          (g) "Eligible Employee" means an employee of the Corporation, any Subsidiary or any Related Entity as described in Section 4 of this Plan.

          (h) "Fair Market Value" means, as of any given date, with respect to any Awards granted hereunder, the mean of the high and low trading price of the Stock on such date as reported on The Nasdaq Stock Market or if the Stock is not then traded on The Nasdaq Stock Market, on such other national securities exchange on which the Stock is admitted to trade or, if none, on the National Association of Securities Dealers Automated Quotation System if the Stock is admitted for quotation thereon; provided, however, that if any such system, exchange or quotation system is closed on any day on which Fair Market Value is to be determined, Fair Market Value shall be determined as of the first day immediately proceeding such day on which such system, exchange or quotation system was open for trading; provided, further, that in all other circumstances, "Fair Market Value" means the value determined by the Committee after obtaining an appraisal by one or more independent appraisers meeting the requirements of regulations issued under Section 170(a)(1) of the Code.

          (i) "Incentive Stock Option" means any Stock Option intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

          (j) "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 ("Rule 16b-3"), as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), or any successor definition adopted by the Securities and Exchange Commission.

          (k) "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

          (l) "Optionee" means a Participant granted a Stock Option pursuant to
     Section 5 of this Plan which remains outstanding.

          (m) "Participant" means any Eligible Employee selected by the Committee, pursuant to the Committee's authority in Section 2 of this Plan, to receive Awards.

          (n) "Performance Stock Unit" means the right to receive one share of Stock as set forth in an Award granted pursuant to Section 7 of this Plan.

          (o) "Related Entity" means any corporation, joint venture or other entity, domestic or foreign, other than a Subsidiary, in which the Corporation owns, directly or indirectly, a substantial equity interest.

          (p) "Restricted Stock Unit" means the right to receive one share of Stock as set forth in an Award granted pursuant to Section 7 of this Plan.

          (q) "Retirement" means (i) retirement from active employment under a retirement plan of the Corporation, any Subsidiary or Related Entity or under an employment contract with any of them or (ii) termination of employment at or after age 55 under circumstances which the Committee, in its sole discretion, deems equivalent to retirement.

          (r) "Stock" means the common stock, par value $0.01 per share, of the Corporation.

          (s) "Stock Appreciation Right" means the right pursuant to an Award granted under Section 6 of this Plan, (i) in the case of a Related Stock Appreciation Right (as defined in Section 6 of this Plan), to surrender to the Corporation all or a portion of the related Stock Option and receive an amount equal to the excess of the Fair Market Value of one share of Stock as of the date such Stock Option or portion thereof is surrendered over the option price per share specified in such Stock Option, multiplied by the number of shares of Stock in respect of which such Stock Option is being surrendered and (ii) in the case of a Freestanding Stock Appreciation Right (as defined in Section 6 of this Plan) and receive an amount equal to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the price per share specified in such Freestanding Stock Appreciation Right, multiplied by the number of shares of Stock in respect of which such Freestanding Stock Appreciation Right is being exercised.

          (t) "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5 of this Plan.

          (u) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Corporation, if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2.  ADMINISTRATION.

     This Plan shall be administered by the Committee, composed solely of two or more directors who are Non-Employee Directors, who shall be appointed by the Board and who shall serve at the pleasure of the Board. In the event that a Committee has not been appointed or in the Board's sole discretion, this Plan shall be administered by the Board which shall have all of the power and authority of the Committee set forth below. The Committee shall have the power and authority in its sole discretion to grant Awards pursuant to the terms and provisions of this Plan.

     In particular, the Committee shall have the full authority, not inconsistent with this Plan:

          (a) to select Participants;

          (b) to determine whether and to what extent Awards are to be granted to Participants hereunder;

          (c) to determine the number of shares of Stock to be covered by each such Award granted hereunder, but in no case shall such number be in the aggregate greater than that allowed under this Plan;

          (d) to approve or ratify transactions by Participants involving acquisitions from the Corporation or dispositions to the Corporation of equity securities of the Corporation made pursuant to the terms of this Plan;

          (e) to determine the terms and conditions of any Award granted hereunder (including, without limitation, (i) the restrictive periods applicable to Restricted Stock Unit Awards and (ii) the performance objectives and periods applicable to Performance Stock Unit Awards);

          (f) to waive compliance by a Participant with any obligation to be performed by such Participant under any Award and to waive any term or condition of any such Award (provided, however, that no such waiver shall detrimentally affect the rights of the Participant without such Participant's consent); and

          (g) to determine the terms and conditions which shall govern all written agreements evidencing the Awards.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall, from time to time deem advisable; to interpret the provisions of this Plan and the terms and conditions of any Award issued, expired, terminated, canceled or surrendered under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan.

     All decisions made by the Committee pursuant to the provisions of this Plan and as to the terms and conditions of any Award (and any agreements relating thereto) shall be final and binding on all persons, including the Corporation and the Optionees.

SECTION 3.  NUMBER OF SHARES OF STOCK SUBJECT TO PLAN.

     The total number of shares of Stock reserved and available for issuance under this Plan shall be three hundred and fifteen thousand (315,000). Such shares of Stock may consist, in whole or in part, of authorized and unissued shares of Stock or issued shares of Stock reacquired by the Corporation at any time, as the Board may determine.

     To the extent that (a) a Stock Option expires or is otherwise terminated, canceled or surrendered without being exercised (including, without limitation, in connection with the grant of a replacement option) or (b) any Restricted Stock Unit Award or Performance Stock Unit Award granted hereunder expires or is otherwise terminated or is canceled, the shares of Stock underlying such Stock Option or subject to such Restricted Stock Unit Award or Performance Stock Unit Award shall again be available for issuance in connection with future Awards under this Plan. Upon the exercise of a Related Stock Appreciation Right (as defined in Section 6 of this Plan), the Stock Option, or the part thereof to which such Related Stock Appreciation Right is related, shall be deemed to have been exercised for the purpose of the limitation on the number of shares of Stock in respect of which the Related Stock Appreciation Right was exercised.

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, spin-off, or other change in corporate structure or capitalization affecting the Stock, the Committee shall make an equitable adjustment or substitution in the number and class of shares reserved for issuance under this Plan, the number and class of shares covered by outstanding Awards and the option price per share of Stock Options or the applicable price per share specified in Stock Appreciation Rights to reflect the effect of such change in corporate structure or capitalization on the Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated; provided further, however, that if by reason of any such change in corporate structure or capitalization a Participant holding a Restricted Stock Unit Award or Performance Stock Unit Award shall be entitled, subject to the terms and conditions of such Award, to additional or different shares of any security, the issuance of such additional or different shares shall thereupon be subject to all of the terms and conditions (including restrictions and performance criteria) which were applicable to such Award prior to such change in corporate structure or capitalization; and, provided, further, however, that unless the Committee in its sole discretion determines otherwise, any issuance by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class shall not affect, and no such adjustment or substitution by reason thereof shall be made with respect to, the number or class of shares reserved for issuance under this Plan, the number or class of shares covered by outstanding Awards or any option price or applicable price.

SECTION 4.  ELIGIBILITY.

     Officers and other key employees of the Corporation, its Subsidiaries and its Related Entities who are responsible for or contribute to the management, growth or profitability of the business of the Corporation, its Subsidiaries or its Related Entities shall be eligible to be granted Awards; provided however, with respect to an employee of a Related Entity, that such person was an employee of the Corporation, a Subsidiary or, if originally an employee of the Corporation or a Subsidiary, of another Related Entity immediately prior to becoming employed by such Related Entity and accepted employment with such Related Entity at the request of the Corporation or a Subsidiary. The Participants under this Plan shall be selected, from time to time, by the Committee, in its sole discretion, from among those Eligible Employees.

SECTION 5.  STOCK OPTIONS.

     (a) Grant and Exercise. Stock Options may be granted either alone or in addition to other Awards granted under this Plan. Any Stock Option granted under this Plan shall be in such form as the Committee may, from time to time, approve, and the terms and conditions of Stock Option Awards need not be the same with respect to each Optionee. Each Optionee shall enter into a Stock Option agreement ("Stock Option Agreement") with the Corporation, in such form as the Corporation shall determine, which agreement shall set forth, among other things, the option price of the option, the term of the option and conditions regarding exercisability of the option granted thereunder.

          (i) Nature of Options. The Committee shall have the authority to grant any Participant either Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights), except that the Committee shall not grant any Incentive Stock Options to an employee of a Related Entity. Any Stock Option which does not qualify as an Incentive Stock Option, or the terms of which at the time of its grant provide that it shall not be treated as an Incentive Stock Option, shall constitute a Nonqualified Stock Option.

          (ii) Exercisability. Subject to such terms and conditions as shall be determined by the Committee in its sole discretion at or after the time of grant, Stock Options shall be exercisable from time to time to the extent of 33% of the number of shares of Stock covered by the Stock Option on and after the first anniversary and before the second anniversary of the date of grant of the Stock Option, to the extent of 67% of the number of shares of Stock covered by the Stock Option on and after the second anniversary and before the third anniversary of the date of grant of the Stock Option, and to the extent of 100% of the number of shares of Stock covered by the Stock Option on and after the third anniversary and before the expiration of the stated term of the Stock Option (or to such lesser extent as the Committee in its sole discretion shall determine at the time of grant or to such greater extent as the Committee in its sole discretion shall determine at or after the time of grant).

          (iii) Method of Exercise. Stock Options may be exercised by giving written notice of exercise delivered in person or by mail as required by the terms of any Stock Option Agreement at the Corporation's principal executive office, specifying the number of shares of Stock with respect to which the Stock Option is being exercised, accompanied by payment in full of the option price in cash or its equivalent as determined by the Committee in its sole discretion. If requested by the Committee, the Optionee shall deliver to the Corporation the Stock Option Agreement evidencing the Stock Option being exercised for notation thereon of such exercise and return thereafter of such agreement to the Optionee. As determined by the Committee in its sole discretion at or after the time of grant, payment of the option price in full or in part may also be made in the form of shares of unrestricted Stock already owned by the Optionee (based on the Fair Market Value of the Stock on the date the Stock Option is exercised); provided, however, that in the case of an Incentive Stock Option, the right to make payment of the option price in the form of already owned shares of Stock may be authorized only at the time of grant. The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with this Plan's purpose and applicable law. An Optionee shall generally have the rights to dividends or other rights of a stockholder with respect to shares of Stock subject to the Stock Option when the Optionee has given written notice of exercise, has paid in full for such shares of Stock, and, if requested, has made representations described in Section 11(a) of this Plan.

     (b) Terms and Conditions. Stock Options granted under this Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable.

          (i) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, but shall be not less than 100% of the Fair Market Value of the Stock on the date of the grant; provided, however, that if any Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Corporation or any Subsidiary when an Incentive Stock Option is granted to such Participant, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be not less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

          (ii) Option Term. The term of each Stock Option shall be fixed by the Committee at the time of grant, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if any Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Corporation or any Subsidiary when an Incentive Stock Option is granted to such Participant, such Stock Option (to the extent required by the Code at time of grant) shall not be exercisable more than five years from the date such Incentive Stock Option is granted.

          (iii) Transferability of Options. Except as otherwise determined by the Committee, no Stock Options shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the Optionee's lifetime, only by the Optionee, or in the case of Optionee's legal incompetency, only by Optionee's guardian or legal representative.

          (iv) Option Exercise After Termination by Reason of Death or Disability. If an Optionee's employment with the Corporation, any Subsidiary or any Related Entity terminates by reason of death or Disability, and Stock Option held by such Optionee may thereafter be exercised for a period of one year (or such shorter period as the Committee in its sole discretion shall specify at or after the time of grant) from the date of such termination or until the expiration of the stated term if such Stock Option, whichever period is shorter, to the extent to which the Optionee would on the date of termination have been entitled to exercise the Stock Option (or to such greater or lesser extent as the Committee in its sole discretion shall determine at or after the time of grant). In the event of a termination of employment by reason of death or Disability, if an Incentive Stock Option is exercised after the expiration of the exercise period that applies for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

          (v) Option Exercise After Termination Without Cause or Constructive Termination. If an Optionee's employment with the Corporation, any Subsidiary, or any Related Entity is terminated, by the Corporation or such Subsidiary or such Related Entity, without "Cause" (as such term is defined within the Stock Option Agreement) or in the event of "Constructive Termination" (as such term is defined within the Stock Option Agreement) of the Optionee's employment with the Corporation or such Subsidiary or such Related Entity is so terminated the Committee, in its sole discretion, may permit the Optionee to exercise any Stock Option held by such Optionee, to the extent not theretofore exercised, in whole or in part with respect to all remaining shares covered by the Stock Option at any time prior to the expiration of the Stock Option (or such shorter period as the Committee in its sole discretion shall specify at or after the time of grant), or to such greater or lesser extent as the Committee in it sole discretion shall determine at or after the time of grant. An Optionee's acceptance of employment, at the request of the Corporation or a Subsidiary, with a Related Entity (or acceptance of employment, at the request of the Corporation or a Subsidiary, with any other Related Entity), shall not be deemed a termination of employment hereunder and any Stock Option held by Optionee may be exercised thereafter to the extent that the Optionee would on the date of exercise have been entitled to exercise such Stock Option if such Optionee had continued to be employed by the Corporation or such Subsidiary (or such initial Related Entity), provided that the Optionee has been in continuous employ with the Related Entity to which such Optionee has moved from the date of acceptance of employment therewith until the date of exercise. In the event of termination of employment by the Corporation, any Subsidiary or any Related Entity without Cause or in the event of Constructive Termination of the Optionee's employment or the acceptance of employment with a Related Entity, if an Incentive Stock Option is exercised after the expiration of the exercise period that applies for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

          (vi) Option Exercise After Termination Due To Resignation. If an Optionee's employment with the Corporation, any Subsidiary, or any Related Entity terminates for any reason not set forth in Sections 5(iv) or (v) above, the Committee, in its sole discretion, may permit the Optionee to exercise any Stock Option held by such Optionee to the extent such Option was exercisable on the date of such termination (or to such greater or lesser extent as the Committee in its sole discretion shall determine at or after the time of grant) for a period of ninety (90) days from the date of such termination (or such shorter period as the Committee in its sole discretion shall specify at or after the time of grant).

          (vii) Other Termination. Except as otherwise provided in this Section 5 of this Plan, or as determined by the Committee in its sole discretion, if an Optionee's employment with the Corporation, any Subsidiary or any Related Entity terminates, all Stock Options held by the Optionee will terminate.

          (viii) Annual Limit on Incentive Stock Options. To the extent required for incentive stock option treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the date of Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and all other option plans of the Corporation or any Subsidiary become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000; provided, however, that if the aggregate Fair Market Value (so determined) of the shares of Stock covered by such options exceeds $100,000 during any year in which they become exercisable, such options with a Fair Market Value in excess of $100,000 will be Nonqualified Stock Options.

SECTION 6.  STOCK APPRECIATION RIGHTS.

     (a) Grant and Exercise. Stock Appreciation Rights may be granted either in conjunction with all or part of any Stock Option granted under this Plan ("Related Stock Appreciation Rights") or alone ("Freestanding Stock Appreciation Rights") and, in either case, in addition to other Awards granted under this Plan. Participants shall enter into a Stock Appreciation Rights Agreement with the Corporation if requested by the Committee, in such form as the Committee shall determine.

          (i) Time of Grant. Related Stock Appreciation Rights related to a Nonqualified Stock Option may be granted either at or after the time of the grant of such Nonqualified Stock Option. Related Stock Appreciation Rights related to such an Incentive Stock Option may be granted only at the time of the grant of such Incentive Stock Option. Freestanding Stock Appreciation Rights may be granted at any time.

          (ii) Exercisability. Related Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5(a)(ii) of this Plan and Freestanding Stock Appreciation Rights shall be exercisable, subject to such terms and conditions as shall be determined by the Committee in its sole discretion at or after the time of grant, from time to time, to the extent that Stock Options are exercisable in accordance with the provisions of Section 5(a)(ii) of this Plan. A Related Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the Fair Market Value of the Stock subject to the Incentive Stock Option exceeds the option price of such Stock Option.

          (iii) Method of Exercise. Stock Appreciation Rights shall be exercised by a Participant by giving written notice of exercise delivered in person or by mail as required by the terms of any agreement evidencing the Stock Appreciation Right at the Corporation's principal executive office, specifying the number of shares of Stock in respect of which the Stock Appreciation Right is being exercised. If requested by the Committee, the Participant shall deliver to the Corporation the agreement evidencing the Stock Appreciation Right being exercised and, in the case of a Related Stock Appreciation Right, the Stock Option Agreement evidencing any related Stock Option, for notation thereon of such exercise and return thereafter of such agreements to the Participant.

          (iv) Amount Payable. Upon the exercise of a Related Stock Appreciation Right, an Optionee shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock on the date of exercise over the option price per share specified in the related Stock Option, multiplied by the number of shares of Stock in respect of which the Related Stock Appreciation Rights shall have been exercised, with the Committee having in its sole discretion the right to determine the form of payment. Upon the exercise of a Freestanding Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock on the date of exercise over the price per share specified in the Freestanding Stock Appreciation Right, which shall be not less than 100% of the Fair Market Value of the Stock on the date of Grant, multiplied by the number of shares of Stock in respect of which the Freestanding Stock Appreciation Rights shall have been exercised, with the Committee having in its sole discretion the right to determine the form of payment

     (b) Terms and Conditions. Stock Appreciation Rights under this Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of this Plan, as the Committee shall deem desirable.

          (i) Terms of Stock Appreciation Rights. The term of a Related Stock Appreciation Right shall be the same as the term of the related Stock Option. A Related Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the exercise, termination, cancellation or surrender of the related Stock Option, except that, unless otherwise provided by the Committee in its sole discretion at or after the time of grant, a Related Stock Appreciation Right granted with respect to less than the full number of shares of Stock covered by a related Stock Option shall terminate and no longer be exercisable if and to the extent that the number of shares of Stock covered by the exercise, termination, cancellation or surrender of the related Stock Option exceeds the number of shares of Stock not covered by the Related Stock Appreciation Right.

          The term of each Freestanding Stock Appreciation Right shall be fixed by the Committee, but no Freestanding Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

          (ii) Transferability of Stock Appreciation Rights. Stock Appreciation Rights shall be transferable only when and to the extent that a Stock Option would be transferable under Section 5(b)(iii) of this Plan.

          (iii) Termination of Employment. In the event of the termination of employment of an Optionee holding a Related Stock Appreciation Right, such right shall be exercisable to the same extent that the related Stock Option is exercisable after such termination. In the event of the termination of employment of the holder of a Freestanding Stock Appreciation Right, such right shall be exercisable to the same extent that a Stock Option with the same terms and conditions as such Freestanding Stock Appreciation Right would have been exercisable in the event of the termination of employment of the holder of such Stock Option.

SECTION 7.  RESTRICTED STOCK UNITS AND PERFORMANCE STOCK UNITS.

     (a) Grant. Awards of Restricted Stock Units or Performance Stock Units may be granted either alone or in addition to other Awards granted under this Plan. Each Restricted Stock Unit or Performance Stock Unit represents the right to receive, subject to the terms and provisions of this Plan and any agreements evidencing such Awards, one share of Stock. If the Committee in its sole discretion so determines at the time of grant, a Participant to whom a Restricted Stock Unit Award or Performance Stock Unit Award has been granted may be credited with an amount equivalent to all cash dividends ("Dividend Equivalents") that would have been paid to the holder of such Restricted Stock Unit Award or Performance Stock Unit Award if one share of Stock for every Restricted Stock Unit or Performance Stock Unit awarded had been issued to the holder on the date of grant of such Restricted Stock Unit Award or Performance Stock Unit Award. The Committee shall determine the terms and conditions of each Restricted Stock Unit Award and Performance Stock Unit, including without limitation, the number of Restricted Stock Units or Performance Stock Units to be covered by such Awards, the restricted period applicable to Restricted Stock Unit Awards and the performance objectives applicable to Performance Stock Unit Awards. The Committee in its sole discretion may prescribe terms and conditions applicable to the vesting of such Restricted Stock Unit Awards or Performance Stock Unit Awards in addition to those provided in this Plan. The Committee shall establish such rules and guidelines governing the crediting of Dividend Equivalents, including the timing, form of payment and payment contingencies of Dividend Equivalents, as it may deem desirable. The Committee in its sole discretion may at any time accelerate the time at which the restrictions on all or any part of a Restricted Stock Unit Award lapse or deem the performance objectives with respect to all or any part of a Performance Stock Unit Award to have been attained. Restricted Stock Units Awards and Performance Stock Unit Awards shall not be transferable otherwise than by will or by the laws of descent and distribution. Shares of Stock shall be deliverable upon the vesting of Restricted Stock Unit Awards and Performance Stock Unit Awards for no consideration other than services rendered or, in the Committee's sole discretion, the minimum amount of consideration other than services (such as the par value of Stock) required to be received by the Corporation in order to assure compliance with applicable state law, which amount shall not exceed 10% of the Fair Market Value of such shares of Stock on the date of issuance. Each such Award shall be evidenced by a Restricted Stock Unit agreement ("Restricted Stock Unit Award Agreement") or Performance Stock Unit Award agreement ("Performance Stock Unit Award Agreement").

     (b) Terms and Conditions. Unless otherwise determined by the Committee in its sole discretion:

          (i) a breach of any term or condition provided in this Plan, the Restricted Stock Unit Award Agreement or the Performance Stock Unit Award Agreement or established by the Committee with respect to such Restricted Stock Unit Award or Performance Stock Unit Award will cause a cancellation of the unvested portion of such Restricted Stock Unit Award or Performance Stock Unit Award (including any Dividend Equivalents credited in respect thereof) and the Participant shall not be entitled to receive any consideration in respect of such cancellation; and

          (ii) termination of such holder's employment with the Corporation, any Subsidiary or any Related Entity prior to the lapsing of the applicable restriction period or attainment of applicable performance objectives will cause a cancellation of the unvested portion of such Restricted Stock Unit Award or Performance Stock Unit Award (including any Dividend Equivalents credited in respect thereof) and the Participant shall not be entitled to receive any consideration in respect of such cancellation.

     (c) Completion of Restriction Period and Attainment of Performance Objectives. To the extent that restrictions with respect to any Restricted Stock Unit Award lapse or performance objectives with respect to any Performance Stock Unit Award are attained and provided that other applicable terms and conditions have been satisfied:

          (i) such of the Restricted Stock Units or Performance Stock Units as to which restrictions have lapsed or performance objectives have been attained shall become vested and the Committee shall cause to be issued and delivered to the Participant a stock certificate representing a number of shares of Stock equal to such number of Restricted Stock Units or Performance Stock Units, and, subject to Section 11(a) hereof, free of all restrictions; and

          (ii) any Dividend Equivalents credited in respect of such Restricted Stock Units or Performance Stock Units shall become vested to the extent that such Restricted Stock Units or Performance Stock Units shall have become vested and the Committee shall cause such Dividend Equivalents to be delivered to the Participant.

     Any such Restricted Stock Unit Award or Performance Stock Unit Award (including any Dividend Equivalents credited in respect thereof) that shall not have become vested at the end of the applicable restricted period or the period given for the attainment of performance objectives shall expire, terminate and be cancelled and the Participant shall not thereafter have any rights with respect to the Restricted Stock Units or Performance Stock Units (or any Dividend Equivalents credited in respect thereto) covered thereby.

SECTION 8.  AMENDMENT AND TERMINATION.

     The Board may amend, alter, or discontinue this Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of a Participant under any Award theretofore granted without such Participant's consent, or which, without the approval of the stockholders of the Corporation (where such approval is necessary to satisfy then applicable requirements of Rule 16b-3 under the Exchange Act, any Federal tax law relating to Incentive Stock Options or applicable state law), would:

          (a) except as provided in Section 3 of this Plan, increase the total number of shares of Stock which may be issued under this Plan;

          (b) except as provided in Section 3 of this Plan, decrease the option price of any Stock Option to less than 100% of the Fair Market Value on the date of the grant of the Option;

          (c) change the class of employees eligible to participate in this Plan; or

          (d) extend (i) the period during which Stock Options may be granted or
     (ii) the maximum period of any Award under Sections 5(b)(ii) or 6(b)(i) of this Plan.

     Except as restricted herein with respect to Incentive Stock Options, the Committee may amend or alter the terms and conditions of any Award theretofore granted, and of any agreement evidencing such Award, prospectively or retroactively, but no such amendment or alteration shall impair the rights of any Optionee under such Award or agreement without such Optionee's consent.

SECTION 9.  UNFUNDED STATUS OF PLAN.

     This Plan is intended to constitute an "unfunded" plan. With respect to any payments not yet made and due to a Participant by the Corporation, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Corporation.

SECTION 10.  GENERAL PROVISIONS.

     (a) The Committee may require each Optionee purchasing shares of Stock pursuant to a Stock Option to represent to and agree with the Corporation in writing that such Optionee is acquiring the shares of Stock without a view to distribution thereof. All certificates for shares of Stock delivered under this Plan and, to the extent applicable, all evidences of ownership with respect to Dividend Equivalents delivered under this Plan, shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or quotation system on which the Stock is admitted for trading and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan shall not confer upon any employee of the Corporation, any Subsidiary or any Related Entity any right to continued employment with the Corporation, any Subsidiary or any Related Entity as the case may be, nor shall it interfere in any way with the right of the Corporation, any Subsidiary or any Related Entity to terminate the employment of any of its employees at any time.

     (c) Each Participant shall be deemed to have been granted an Award on the date the Committee took action to grant such Award under this Plan or such later date as the Committee in its sole discretion shall determine at the time such grant is authorized.

     (d) Unless the Committee otherwise determines, each Participant shall, no later than the date as of which the value of an Award first becomes includable in the gross income of the Participant for federal income tax purposes, pay to the Corporation, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Corporation under this Plan shall be conditional on such payment or arrangements and the Corporation (and, where applicable, its Subsidiaries and its Related Entities) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. A Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by
(i) authorizing the Corporation to withhold from shares of Stock to be issued upon the exercise of a Stock Option or upon the vesting of any Restricted Stock Unit Award or the Performance Stock Unit Award a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due, or
(ii) transferring to the Corporation shares of Stock owned by the Participant with an aggregate Fair Market Value that would satisfy the withholding amount due. With respect to any Participant who is an executive officer, the election to satisfy the tax withholding obligations relating to the exercise of a Stock Option or to the vesting of a Restricted Stock Unit Award or Performance Stock Unit Award in the manner permitted by this subsection (d) shall be made during the "window period" as described within the Corporation Insider Trading Policy unless otherwise determined in the sole discretion of the Committee of the Board.

     (e) No member of the Board or the Committee, nor any officer or employee of the Corporation acting on behalf of the Board or the Committee, shall be personally liable for any action, failure to act, determination or interpretation taken or made in good faith with respect to this Plan, and all members of the Board or the Committee and each and any officer or employee of the Corporation acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Corporation in respect of any such action, failure to act, determination or interpretation.

     (f) This Plan is intended to satisfy the conditions of Rule 16b-3 under the Exchange Act, and all interpretations of this Plan shall, to the extent permitted by law, regulations and rulings, be made in a manner consistent with and so as to satisfy the conditions of Rule 16b-3 under the Exchange Act. The term "executive officer" as used in this Plan means any director or officer who is subject to the provisions of Section 16(b) of the Exchange Act. Any provisions of this Plan or the application of any provision of this Plan inconsistent with Rule 16b-3 under the Exchange Act shall be inoperative and shall not affect the validity of this Plan.

     (g) In interpreting and applying the provisions of this Plan, any Stock Option granted as an Incentive Stock Option pursuant to this Plan shall, to the extent permitted by law, regulations and rulings be construed as, and any ambiguity shall be resolved in favor of preserving its status as, an "incentive stock option" within the meaning of Section 422 of the Code. Once an Incentive Stock Option has been granted, no action by the Committee that would cause such Stock Option to lose its status under the Code as an "incentive stock option" shall be effective as to such Incentive Stock Option unless taken at the request of or with the consent of the Participant. Notwithstanding any provision to the contrary in this Plan or in any Incentive Stock Option granted pursuant to this Plan, if any change in law or any regulation or ruling of the Internal Revenue Service shall have the effect of disqualifying any Stock Option granted under this Plan which is intended to be an "incentive stock option" within the meaning of Section 422 of the Code, the Stock Option granted shall nevertheless continue to be outstanding as and shall be deemed to be a Nonqualified Stock Option under this Plan.

     (h) Notwithstanding any other provision herein to the contrary, the maximum number of shares with respect to which Awards may be granted to the same Participant under this Plan may not exceed, in the aggregate, 266,666 shares, except to the extent of adjustments authorized by Section 3 of this Plan.

SECTION 11.  EFFECTIVE DATE OF PLAN.

     This Plan shall be effective January 28, 1999, subject to the approval by the affirmative vote of the holders of a majority of the shares of Stock of the Corporation present in person or by proxy at the meeting of stockholders on that date.

SECTION 12.  TERM OF PLAN.

     No Award shall be granted under this Plan on or after the tenth anniversary of the effective date of this Plan; provided, however, that Awards granted prior to such tenth anniversary may extend beyond that date.

PROXY                      UNIVERSAL ELECTRONICS INC.                      PROXY

    THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                                  STOCKHOLDERS
            ON JUNE 8, 1999, 9:00 A.M., LOS ANGELES, CALIFORNIA TIME

    The undersigned appoints Camille Jayne and Paul D. Arling as proxy holders. Each shall have the power to appoint a substitute and is authorized to represent and vote, as designated hereon, all shares of Universal Electronics Inc. held of record by the undersigned as of April 15, 1999 at the Annual Meeting of Stockholders to be held on June 8, 1999, 9:00 a.m., Los Angeles, California time, or any adjournments or postponements thereof. The Board of Directors recommends a vote FOR the election of all persons nominated as Directors by the Board of Directors and FOR proposals 2 and 3.

                                                     (continued on reverse side)

1. Election of Directors    [ ] FOR all nominees listed below
                                (except as marked to the contrary)

                            [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

   Class I Nominees:    Paul D. Arling                 Class II Nominee:       J.C. Sparkman
                        Camille Jayne

  (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

  ------------------------------------------------------------------------------

2. Proposal to ratify and approve Universal Electronics Inc. 1999 Stock Incentive Plan.

                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

3. Proposal to ratify appointment of PricewaterhouseCoopers LLP as independent auditors.

                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL PERSONS NOMINATED AS DIRECTORS BY THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3 AND, AS TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE MEETING, AS THE PROXIES MAY DIRECT.

Please sign name exactly as name appears on the other side. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


------------------------------------------------------            ------------------------------------------------------
Signature                                         Date            Signature                                         Date